MARK IV INDUSTRIES, INC.

              ASSUMPTION OF THE 1992 STOCK OPTION
             PLAN OF PUROLATOR PRODUCTS COMPANY AND
              THE 1994 LONG-TERM INCENTIVE PLAN OF
                   PUROLATOR PRODUCTS COMPANY


          In connection with the Agreement and Plan of Merger ("Merger Agreement") dated as of October 3, 1994 by and among Mark IV Industries, Inc. ("Mark IV"), Mark IV Acquisition Corp. and Purolator Products Company ("Purolator") and pursuant to resolutions of the Board of Directors of Mark
IV adopted on November 7, 1994, Mark IV hereby assumes the 1992 Stock Option Plan of Purolator and the 1994 Long-Term Incentive Plan of Purolator (collectively, the "Plans") solely for purposes of assuming Purolator's obligations with respect to those options issued under the Plans which are outstanding as of the Effective Time (the "Effective Time") as defined in the Merger Agreement and as to which the holders have elected an assumption by Mark IV of such options in lieu of a cash payment pursuant to Section 2.5(a) of the Merger Agreement (each a "Purolator Option"). Each of such Purolator Options shall be automatically converted as of the Effective Time into an option (a "Mark IV Option") to purchase a number of shares of the common stock, par value $0.01 per share, of Mark IV ("Mark IV Common Stock") equal to the number of shares of common stock, par value $0.01 per share, of Purolator that could have been purchased (assuming full vesting) under such Purolator Option on the day (the "Conversion Date") immediately preceding the Effective Time multiplied by a fraction (the "Conversion Factor"), the numerator of which is $25.00 and the denominator of which is the closing price, as reported by the New York Stock Exchange, of a share of Mark IV Common Stock on the Conversion Date (rounded to the nearest whole number of shares of Mark IV Common Stock), at a price per share of Mark IV Common Stock equal to the per-share option exercise price specified in the Purolator Option divided by the Conversion Factor (rounded down to the nearest whole cent). Such Mark IV Option shall otherwise be subject to the same terms and conditions as such Purolator Option, except as hereinafter provided, and the date of grant of the substituted Mark IV Option shall be the date on which the corresponding Purolator Option was granted.
As of the Effective Time, (i) all references in the Plans and the Purolator Options to Purolator shall be deemed to refer to Mark IV; (ii) all Purolator Options shall be deemed to be 100% vested and (iii) Mark
IV shall assume all of Purolator's obligations with respect to Purolator Options as so amended. The Purolator Options assumed by Mark IV shall not be treated as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended. This Assumption shall be effective as of the Effective Time and shall be conditioned upon the consummation of the Merger pursuant to the Merger
Agreement. In the event that such Merger is not consummated, this Assumption and the amendments to the Purolator Options as aforesaid shall be void and of no force or effect.


Dated:  November 7, 1994


                              MARK IV INDUSTRIES, INC.



                         By: /s/ Gerald S. Lippes
                                   Gerald S. Lippes
                                   Secretary

                     1992 STOCK OPTION PLAN

                               of

                   Purolator Products Company


          1. Objectives. The Purolator Products Company 1992 Stock Option Plan (the "Plan") is designed to retain key executives and other selected employees and reward them for making major contributions to the success of Purolator Products Company, a Delaware corporation (the "Company"), and its Subsidiaries (as hereinafter defined). These objectives are to be accomplished by making awards under the Plan and thereby providing Participants (as hereinafter defined) with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

          2. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

          "Award" means the grant of any form of stock option to a Participant pursuant to any applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

          "Award Agreement" means a written agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award.

          "Board" means the Board of Directors of the Company.

          "Common Stock" means the Common Stock, par value $0.01 per share, of the Company.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Committee" means such committee of the Board as is designated by the Board to administer the Plan. The Committee shall be constituted to permit the Plan to comply with Rule
16b-3.

          "Director" means an individual serving as a member of the Board.

          "Exchange Act" means the Securities Exchange Act of
1934, as amended from time to time.

          "Fair Market Value" means, as of a particular date, (i) if the shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Common Stock on the principal such national securities exchange on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if the shares of Common Stock are not so listed but are quoted in the NASDAQ National Market System, the mean between the highest and lowest sales price per share of Common Stock on the NASDAQ
National Market System on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported or (iii) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by NASDAQ, or, if not reported by NASDAQ, by the National Quotation Bureau, Inc.

          "Participant" means an employee of the Company or any of its Subsidiaries to whom an Award has been made under this Plan.

          "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, or any successor rule.

          "Subsidiary" means any corporation of which the Company directly or indirectly owns shares representing more than 50% of the voting power of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation.

          3. Eligibility. Employees of the Company and its Subsidiaries eligible for an Award under this Plan are those who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Company and its Subsidiaries.

          4. Common Stock Available for Awards. There shall be available for Awards granted during the term of this Plan an aggregate of 387,500 shares of Common Stock. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file required documents with governmental authorities and stock exchanges and transaction reporting systems to make shares of Common Stock available for issuance pursuant to Awards. Common Stock related to Awards that are forfeited or terminated, expire unexercised, or are settled in a manner such that all or some of the shares covered by an Award are not issued to a Participant shall immediately become available for Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate under Rule 16b-3.

          5. Administration. This Plan shall be administered by the Committee, which shall have full and exclusive power to interpret this Plan, to grant waivers of the restrictions set forth in this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. No member of the Committee or officer of the Company to whom it has delegated authority in accordance with the provisions of Paragraph 6 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

          6. Delegation of Authority. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish, except that the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who are subject to Section 16 of the Exchange Act.

          7. Awards. The Committee shall determine the type or types of Awards to be made to each Participant under this Plan. Each Award made hereunder shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and shall be signed by the Participant and by the Chief Executive Officer, the Chief Operating Officer, or any Vice President of the Company for and on behalf of the Company.
Awards may consist of those listed in this Paragraph 7 and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. An Award may provide for the granting or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award. An Award shall consist of a right to purchase a specified number of shares of Common
Stock at a specified price that is not less than the Fair Market Value of the Common Stock on the date of grant of the option. A stock option may be in the form of an incentive stock option ("ISO") which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code.

          8.  Payment of Awards.

          (a) General. Payment of Awards may be made in the form of cash or Common Stock or combinations thereof and may include such restrictions as the Committee shall determine, including in the case of Common Stock, restrictions on transfer and forfeiture provisions.

          (b) Dividends and Interest. Dividends or dividend equivalent rights may be extended to and made part of any Award, subject to such terms, conditions and restrictions as the Committee may establish.

          (c) Substitution of Awards. At the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type.

          9. Stock Option Award Exercise. The price at which shares of Common Stock may be purchased under a stock option shall be paid in full at the time of exercise in cash or, if permitted by the Committee, by means of tendering Common Stock valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for tendering Common Stock to exercise a stock option as it deems appropriate. The Committee may provide for loans from the Company to permit the exercise of Awards and may provide for procedures to permit the exercise of Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award.

     10. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery of shares of Common Stock under this Plan, an appropriate number of shares of Common Stock for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

          11.  Amendment, Modification, Suspension or
Termination. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law except that (i) no amendment or alteration that would impair the rights of any Participant under any Award previously granted to such Participant shall be made without such Participant's consent and (ii) no amendment or alteration shall be effective prior to approval by the Company's stockholders to the extent such approval is then required pursuant to Rule 16b-3 in order to preserve the applicability of any exemption provided by such rule to any Award then outstanding (unless the holder of such Award consents) or to the extent stockholder approval is otherwise required by applicable legal requirements.

          12. Termination of Employment. Upon the termination of employment by a Participant, any unexercised, deferred or unpaid Awards shall be treated as provided in the specific Award Agreement evidencing the Award. In the event of such a termination, the Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting of an Award, eliminate or make less restrictive any restrictions contained in an Award or otherwise amend or modify the Award in any manner not adverse to such Participant.

          13. Assignability. No Award or any other benefit under this Plan constituting a derivative security within the meaning of Rule 16a-1(c) under the Exchange Act shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Paragraph 13 shall be null and void.

          14.  Adjustments.

          (a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

          (b) In the event of any subdivision or consolidation of outstanding shares of Common Stock or declaration of a dividend payable in shares of Common Stock or capital reorganization or reclassification or other transaction involving an increase or reduction in the number of outstanding shares of Common Stock, the Committee may adjust proportionally (i) the number of shares of Common Stock reserved under this Plan and covered by outstanding Awards denominated in Common Stock or units of Common Stock; (ii) the exercise or other price in respect of such Awards; and (iii) the appropriate Fair
Market Value and other price determinations for such Awards. In the event of any consolidation or merger of the Company with another corporation or entity or the adoption by the Company of a plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Committee shall make such adjustments or other provisions as it may deem equitable, including adjustments to avoid fractional shares, to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to issue or assume stock options, regardless of whether in a transaction to which
Section 425(a) of the Code applies, by means of substitution of new options for previously issued options or an assumption of previously issued options, or to make provision for the acceleration of the exercisability of, or lapse of restrictions with respect to, Awards and the termination of unexercised options in connection with such transaction.

          15. Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. It is the intent of the Company that this Plan comply in all respects with Rule 16b-3, that any ambiguities or inconsistencies in the construction of this Plan be interpreted to give effect to such intention, and that if any provision of this Plan is found not to be in compliance with Rule 16b-3, such provision shall be null and void to the extent required to permit this Plan to comply with Rule 16b-3. Certificates evidencing shares of Common Stock delivered under this Plan may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common
Stock is then listed and any applicable federal and state securities law. The Committee may cause a legend or legends to be placed upon any such certificates to make appropriate reference to such restrictions.

          16. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

          17. Effective Date of Plan. This Plan shall be effective as of the date (the "Effective Date") of the later to occur of the following: (a) the approval by the Board of Directors of the Company and (b) the approval (i) by unanimous written consent of the holders of the shares of Common Stock or
(ii) by the holders of a majority of shares of Common Stock present, or represented, and entitled to vote at a meeting of the Company's stockholders. If the stockholders of the Company should fail to so approve this Plan prior to January 31, 1993, this Plan shall not become effective and any purported grants of Awards hereunder shall be null and void.

                  1994 LONG-TERM INCENTIVE PLAN

                               of

                   PUROLATOR PRODUCTS COMPANY

          1. Objectives. The Purolator Products Company 1994 Long-Term Incentive Plan (the "Plan") is designed to retain key executives and other selected employees and reward them for making major contributions to the success of Purolator Products Company, a Delaware corporation (the "Company"), and its Subsidiaries (as hereinafter defined). These objectives are to be accomplished by making awards under the Plan and thereby providing Participants (as hereinafter defined) with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

          2. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

          "Award" means the grant of any form of stock option, stock appreciation right, stock award or cash award, whether granted singly, in combination or in tandem, to a Participant pursuant to any applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

          "Award Agreement" means a written agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award.

          "Board" means the Board of Directors of the Company.

          "Common Stock" means the Common Stock, par value $0.01 per share, of the Company.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Committee" means such committee of the Board as is designated by the Board to administer the Plan. The Committee shall be constituted to permit the Plan to comply with Rule
16b-3.

          "Director" means an individual serving as a member of the Board.

          "Exchange Act" means the Securities Exchange Act of
1934, as amended from time to time.

          "Fair Market Value" means, as of a particular date, (i) if the shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Common Stock on such principal national securities exchange on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if the shares of Common Stock are not so listed but are quoted in the NASDAQ National Market System ("NASDAQ"), the mean between the highest and lowest sales price per share of Common Stock on the NASDAQ National
Market System on that date, or if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported or (iii) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by NASDAQ, or, if not reported by NASDAQ, by the National Quotation Bureau, Inc.

          "Participant" means an employee of the Company or any of its subsidiaries to whom an Award has been made under this Plan.

          "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, or any successor rule.

          "Subsidiary" means any corporation of which the Company directly or indirectly owns shares representing more than 50% of the voting power of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation.

          3. Eligibility. Employees of the Company and its Subsidiaries eligible for an Award under this Plan are those who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Company and its Subsidiaries.

          4. Common Stock Available for Awards. There shall be available for Awards granted wholly or partly in Common Stock (including rights or options which may be exercised for or settled in Common Stock) during the term of this Plan an aggregate of 500,000 shares of Common Stock. The Board of Directors and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file required documents with governmental authorities and stock exchanges and transaction reporting systems to make shares of Common Stock available for issuance pursuant to Awards. Common Stock related to Awards that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant, or are exchanged for Awards that do not involve Common Stock, shall immediately become available for Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate under Rule 16b-3.

          5. Administration. This Plan shall be administered by the Committee, which shall have full and exclusive power to interpret this Plan, to grant waivers of the restrictions set forth in this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. No member of the Committee or officer of the Company to whom it has delegated authority in accordance with the provisions of Paragraph 6 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

          6. Delegation of Authority. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish, except that the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who are subject to Section
16 of the Exchange Act.

          7. Awards. The Committee shall determine the type or types of Awards to be made to each Participant under this Plan. Each Award made hereunder shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and shall be signed by the Participant and by the Chief Executive Officer, the Chief Operating Officer, or any Vice President of the Company for and on behalf of the Company.
Awards may consist of those listed in this Paragraph 7 and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. An Award may provide for the granting or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award.

          (a) Stock Option. An Award may consist of a right to purchase a specified number of shares of Common Stock at a specified price that is not less than the par value of the Common Stock on the date of grant of the option. A stock option may be in the form of an incentive stock option ("ISO") which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the code. The maximum aggregate number of shares for which options may be granted to an employee during each year this Plan is in effect is 100,000 shares.

          (b) Stock Appreciation Right. An Award may consist of a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the stock appreciation right ("SAR") is exercised over a specified strike price as set forth in the applicable Award Agreement. The maximum aggregate number of SARs which may be granted to an employee during each year this Plan is in effect is 100,000
SARs.

          (c) Stock Award. An Award may consist of Common Stock or may be denominated in units of Common Stock. All or part of any stock award may be subject to conditions established by the Committee, and set forth in the Award Agreement, which may include, but are not limited to, continuous service with the company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attaining specified growth rates and other comparable measurements of performance. Such Awards may be based on Fair Market Value or other specified valuations. The certificates evidencing shares of Common Stock issued in connection with a stock award shall contain appropriate legends and restrictions describing the terms and conditions of the restrictions applicable thereto.

          (d) Cash Award. An Award may be denominated in cash with the amounts of the eventual payment subject to future service and such other restrictions and conditions as may be established by the Committee, and set forth in the Award Agreement, including, but not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attaining specified growth rates and other comparable measurements of performance.

          8.  Payment of Awards.

          (a) General. Payment of Awards may be made in the form of cash or Common Stock or combinations thereof and may include such restrictions as the Committee shall determine, including in the case of Common Stock, restrictions on transfer and forfeiture provisions. As used herein, "Restricted
Stock" means Common Stock that is restricted or subject to forfeiture provisions.

          (b) Deferral. With the approval of the Committee, payments may be deferred, either in the form of installments or a future lump sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee. Any deferred payment, whether elected by the Participant or specified by the Award Agreement or by the Committee, may be forfeited if and to the extent that the Award Agreement so provides.

          (c) Dividends and Interest. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in Common Stock or units of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payment denominated in Common Stock or units of Common Stock.

          (d) Substitution of Awards. At the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type.

          9. Stock Option Award Exercise. The price at which shares of Common Stock may be purchased under a stock option shall be paid in full at the time of exercise in cash or, if permitted by the Committee, by means of tendering Common Stock or surrendering another Award, including Restricted
Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for tendering Common Stock or other Awards to exercise a stock option as it deems appropriate. The Committee may provide for loans from the Company to permit the exercise or purpose of Awards and may provide for procedures to permit the exercise or purpose of Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted
Stock are tendered as consideration for the exercise of a stock option, a number of the shares issued upon the exercise of the stock option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee.

          10. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

          11.  Amendment, Modification, Suspension or
Termination. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law except that (i) no amendment or alteration that would impair the rights of any Participant under any Award previously granted to such Participant shall be made without such Participant's consent and (ii) no amendment or alteration shall be effective prior to approval by the Company's stockholders to the extent such approval is then required pursuant to Rule 16b-3 in order to preserve the applicability of any exemption provided by such rule to any Award then outstanding (unless the holder of such Award consents) or to the extent stockholder approval is otherwise required by applicable legal requirements.

          12. Termination of Employment. Upon the termination of employment by a Participant, any unexercised, deferred or unpaid Awards shall be treated as provided in the specific Award Agreement evidencing the Award. In the event of such a termination, the Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting of an Award, eliminate or make less restrictive any restrictions contained in an Award or otherwise amend or modify the Award in any manner not adverse to such Participant.

          13. Assignability. No Award or any other benefit under this Plan constituting a derivative security within the meaning of Rule 16a-1(c) under the Exchange Act shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Paragraph 13 shall be null and void.

          14.  Adjustments.

          (a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

          (b) In the event of any subdivision or consolidation of outstanding shares of Common Stock or declaration of a dividend payable in shares of Common Stock or capital reorganization or reclassification or other transaction involving an increase or reduction in the number of outstanding shares of Common Stock, the Committee may adjust proportionally (i) the number of shares of Common Stock reserved under this Plan and covered by outstanding Awards denominated in Common Stock or units of Common Stock; (ii) the exercise or other price in respect of such Awards; and (iii) the appropriate Fair
Market Value and other price determinations for such Awards. In the event of any consolidation or merger of the Company with another corporation or entity or the adoption by the Company of a plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Committee shall make such adjustments or other provisions as it may deem equitable, including adjustments to avoid fractional shares, to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to issue or assume stock options, regardless of whether in a transaction to which
Section 424(a) of the Code applies, by means of substitution of new options for previously issued options or an assumption of previously issued options, or to make provision for the acceleration of the exercisability of, or lapse of restrictions with respect to, Awards and the termination of unexercised options in connection with such transaction.

          15. Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. It is the intent of the Company that this Plan comply in all respects with Rule 16b-3, that any ambiguities or inconsistencies in the construction of this Plan be interpreted to give effect to such intention, and that if any provision of this Plan is found not to be in compliance with Rule 16b-3, such provision shall be null and void to the extent required to permit this Plan to comply with Rule 16b-3. Certificates evidencing shares of Common Stock delivered under this Plan may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common
Stock is then listed and any applicable federal and state securities law. The Committee may cause a legend or legends to be placed upon any such certificates to make appropriate reference to such restrictions.

          16. Unfunded Plan. Insofar as it provides for Awards of cash, Common Sock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor the Board nor the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to a grant of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance or any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

          17. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

          18. Effective Date of Plan. This Plan shall be effective as of the date (the "Effective Date") it is approved by the Board of Directors of the Company.

                  PUROLATOR PRODUCTS COMPANY
               EMPLOYEES' RETIREMENT SAVINGS PLAN

    (As Amended and Restated Effective as of January 1, 1994)


                   PUROLATOR PRODUCTS COMPANY
               EMPLOYEES' RETIREMENT SAVINGS PLAN

    (As Amended and Restated Effective as of January 1, 1994)


                            I N D E X


                                                             Page

ARTICLE I   DEFINITION. . . . . . . . . . . . . . . . . . . .   3
Section:
    1.1     Account . . . . . . . . . . . . . . . . . . . . .   3
    1.2     Affiliate . . . . . . . . . . . . . . . . . . . .   3
    1.3     After-Tax Contribution Account. . . . . . . . . .   3
    1.4     After-Tax Contributions . . . . . . . . . . . . .   3
    1.5     Beneficiary . . . . . . . . . . . . . . . . . . .   3
    1.6     Board of Directors. . . . . . . . . . . . . . . .   3
    1.7     Code. . . . . . . . . . . . . . . . . . . . . . .   3
    1.8     Committee . . . . . . . . . . . . . . . . . . . .   3
    1.9     Company . . . . . . . . . . . . . . . . . . . . .   3
    1.10    Compensation. . . . . . . . . . . . . . . . . . .   3
    1.11    Contribution. . . . . . . . . . . . . . . . . . .   4
    1.12    Effective Date. . . . . . . . . . . . . . . . . .   4
    1.13    Eligible Members. . . . . . . . . . . . . . . . .   4
    1.14    Employee. . . . . . . . . . . . . . . . . . . . .   4
    1.15    Employer. . . . . . . . . . . . . . . . . . . . .   4
    1.16    Employer Contribution Account . . . . . . . . . .   4
    1.17    Entry Date. . . . . . . . . . . . . . . . . . . .   4
    1.18    ERISA . . . . . . . . . . . . . . . . . . . . . .   4
    1.19    Forfeiture. . . . . . . . . . . . . . . . . . . .   5
    1.20    Income of the Trust Fund. . . . . . . . . . . . .   5
    1.21    Investment Fund . . . . . . . . . . . . . . . . .   5
    1.22    Member. . . . . . . . . . . . . . . . . . . . . .   5
    1.23    Normal Retirement Date. . . . . . . . . . . . . .   5
    1.24    Plan. . . . . . . . . . . . . . . . . . . . . . .   5
    1.25    Plan Quarter. . . . . . . . . . . . . . . . . . .   5
    1.26    Plan Year . . . . . . . . . . . . . . . . . . . .   5
    1.27    Pre-Tax Contribution Account. . . . . . . . . . .   5
    1.28    Pre-Tax Contributions . . . . . . . . . . . . . .   5
    1.29    Prior Plan. . . . . . . . . . . . . . . . . . . .   5
    1.30    Prior Plan Member . . . . . . . . . . . . . . . .   5
    1.31    Rollover Account. . . . . . . . . . . . . . . . .   5
    1.32    Rollover Amount . . . . . . . . . . . . . . . . .   5
    1.33    Service . . . . . . . . . . . . . . . . . . . . .   6
    1.34    Trust Agreement . . . . . . . . . . . . . . . . .   6
    1.35    Trust Fund. . . . . . . . . . . . . . . . . . . .   6
    1.36    Trustee . . . . . . . . . . . . . . . . . . . . .   6
    1.37    Valuation Date. . . . . . . . . . . . . . . . . .   6

ARTICLE II  ADMINISTRATION OF THE PLAN. . . . . . . . . . . .   7
Section:
    2.1     Allocation of Responsibility Among Fiduciaries
     for Plan
            and Trust Administration. . . . . . . . . . . . .   7
    2.2     Appointment of Committee. . . . . . . . . . . . .   7
    2.3     Records and Reports . . . . . . . . . . . . . . .   7
    2.4     Other Committee Powers and Duties . . . . . . . .   8
    2.5     Rules and Decisions . . . . . . . . . . . . . . .   9
    2.6     Committee Procedure . . . . . . . . . . . . . . .   9
    2.7     Authorization of Benefit Payments . . . . . . . .   9
    2.8     Payment of Expenses . . . . . . . . . . . . . . .   9
    2.9     Application and Forms for Benefits. . . . . . . .  10
    2.10    Committee Liability . . . . . . . . . . . . . . .  10
    2.11    Quarterly Statements. . . . . . . . . . . . . . .  10
    2.12    Annual Audit. . . . . . . . . . . . . . . . . . .  11
    2.13    Funding Policy. . . . . . . . . . . . . . . . . .  11
    2.14    Allocation and Delegation of Committee
            Responsibilities. . . . . . . . . . . . . . . . .  11

ARTICLE III PARTICIPATION AND SERVICE . . . . . . . . . . . .  12
Section:
    3.1     Eligibility for Participation . . . . . . . . . .  12
    3.2     Notification of Eligible Employees. . . . . . . .  12
    3.3     Applications by Employees . . . . . . . . . . . .  12
    3.4     Service . . . . . . . . . . . . . . . . . . . . .  12
    3.5     Break In Service. . . . . . . . . . . . . . . . .  14
    3.6     Participation and Service Upon Re-Employment. . .  14
    3.7     Transferred Members . . . . . . . . . . . . . . .  15
    3.8     Beneficiary Upon Death. . . . . . . . . . . . . .  15
    3.9     Qualified Election. . . . . . . . . . . . . . . .  16

ARTICLE IV  CONTRIBUTIONS AND FORFEITURES . . . . . . . . . .  17
Section:
    4.1     Pre-Tax Contributions . . . . . . . . . . . . . .  17
    4.2     Employer Matching Contributions . . . . . . . . .  17
    4.3     After-Tax Contributions . . . . . . . . . . . . .  18
    4.4     Employer Matching Contributions and Pre-Tax
            Contributions to be Tax Deductible. . . . . . . .  18
    4.5     Change of Elections and Suspension of Allotments.  18
    4.6     Delivery to Trustee . . . . . . . . . . . . . . .  18
    4.7     Application of Funds. . . . . . . . . . . . . . .  19
    4.8     Disposition of Forfeitures. . . . . . . . . . . .  19
    4.9     Rollover Accounts . . . . . . . . . . . . . . . .  19

ARTICLE V   MEMBER ACCOUNTS . . . . . . . . . . . . . . . . .  20
Section:
    5.1     Individual Accounts . . . . . . . . . . . . . . .  20
    5.2     Account Adjustments . . . . . . . . . . . . . . .  20
    5.3     Limitations on Contributions. . . . . . . . . . .  21
    5.4     Valuation of Trust Fund . . . . . . . . . . . . .  28
    5.5     Recognition of Different Investment Funds . . . .  28

ARTICLE VI  VOLUNTARY WITHDRAWALS . . . . . . . . . . . . . .  29
Section:
    6.1     Withdrawal from After-Tax Contribution Account. .  29
    6.2     Withdrawal from Employer Contribution Account . .  29
    6.3     Withdrawal from Pre-Tax Contribution and
            Rollover Accounts . . . . . . . . . . . . . . . .  29
    6.4     Hardship Withdrawals. . . . . . . . . . . . . . .  29
    6.5     Designation of Investment Funds for Withdrawals .  31
    6.6     Loans . . . . . . . . . . . . . . . . . . . . . .  31
    6.7     Form of Withdrawals . . . . . . . . . . . . . . .  33

ARTICLE VII MEMBERS' BENEFITS . . . . . . . . . . . . . . . .  34
Section:
    7.1     Retirement of Members on or after Normal
            Retirement Date . . . . . . . . . . . . . . . . .  34
    7.2     Disability of Members . . . . . . . . . . . . . .  34
    7.3     Death of Members. . . . . . . . . . . . . . . . .  34
    7.4     Other Termination of Service. . . . . . . . . . .  34
    7.5     Valuation Dates Determinative of Member's Rights.  35

ARTICLE VIII        PAYMENT OF BENEFITS . . . . . . . . . . .  36
Section:
    8.1     Payment of Benefits . . . . . . . . . . . . . . .  36
    8.2     Presenting Claims for Benefits. . . . . . . . . .  38
    8.3     Claims Review Procedure . . . . . . . . . . . . .  38
    8.4     Disputed Benefits . . . . . . . . . . . . . . . .  39
    8.5     Member's Right to Transfer Eligible Rollover
            Distribution. . . . . . . . . . . . . . . . . . .  39

ARTICLE IX  TRUST AGREEMENT; INVESTMENT FUNDS;
                    INVESTMENT DIRECTIONS . . . . . . . . . .  41
Section:
    9.1     Trust Agreement . . . . . . . . . . . . . . . . .  41
    9.2     Investment Funds. . . . . . . . . . . . . . . . .  41
    9.3     Investment Directions of Members. . . . . . . . .  42
    9.4     Change of Investment Directions . . . . . . . . .  42
    9.5     Benefits Paid Solely from Trust Fund. . . . . . .  43
    9.6     Committee Directions to Trustee . . . . . . . . .  43
    9.7     Authority to Designate Investment Manager . . . .  43
    9.8     Purchase, Sale and Voting of Company Stock and
            Pennzoil Stock. . . . . . . . . . . . . . . . . .  43
    9.9     Tender and Exchange Offers of Company Stock and
            Pennzoil Stock. . . . . . . . . . . . . . . . . .  45

ARTICLE X   ADOPTION OF PLAN BY OTHER ORGANIZATIONS;
            SEPARATION OF THE TRUST FUND;
            AMENDMENT AND TERMINATION OF THE PLAN;
            DISCONTINUANCE OF CONTRIBUTIONS TO THE
            TRUST FUND. . . . . . . . . . . . . . . . . . . .  47
Section:
   10.1     Adoptive Instrument . . . . . . . . . . . . . . .  47
   10.2     Separation of the Trust Fund. . . . . . . . . . .  47
   10.3     Termination, Amendment, Modification or
     Suspension
            of the Plan by the Company. . . . . . . . . . . .  47
   10.4     Acceptance or Rejection of Amendment or
     Modification
            by Other Employers. . . . . . . . . . . . . . . .  48
   10.5     Termination of the Plan as to Other Employers . .  48
   10.6     Liquidation and Distribution of Trust Fund
            Upon Termination. . . . . . . . . . . . . . . . .  48
   10.7     Effect of Termination or Discontinuance of
            Contributions . . . . . . . . . . . . . . . . . .  49
   10.8     Merger of Plan with Another Plan. . . . . . . . .  49
   10.9     Consolidation or Merger with Another Employer . .  50

ARTICLE XI  MISCELLANEOUS PROVISIONS. . . . . . . . . . . . .  51
Section:
   11.1     Terms of Employment . . . . . . . . . . . . . . .  51
   11.2     Controlling Law . . . . . . . . . . . . . . . . .  51
   11.3     Invalidity of Particular Provisions . . . . . . .  51
   11.4     Non-Alienation of Benefits. . . . . . . . . . . .  51
   11.5     Payments in Satisfaction of Claims of Members . .  51
   11.6     Payments Due Minors and Incompetents. . . . . . .  52
   11.7     Impossibility of Diversion of Trust Fund. . . . .  52
   11.8     Evidence Furnished Conclusive . . . . . . . . . .  52
   11.9     Copy Available to Members . . . . . . . . . . . .  52
   11.10    Unclaimed Benefits. . . . . . . . . . . . . . . .  52
   11.11    Headings for Convenience Only . . . . . . . . . .  53
   11.12    Successors and Assigns. . . . . . . . . . . . . .  53
   11.13    Plan Conditioned upon Internal Revenue Service
     Approval . . . . . . . . . . . . . . . . . . . . . . . .  53
   11.14    Notices . . . . . . . . . . . . . . . . . . . . .  53

ARTICLE XII TOP-HEAVY PLAN REQUIREMENTS . . . . . . . . . . .  55
Section:
   12.1     General Rule. . . . . . . . . . . . . . . . . . .  55
   12.2     Vesting Provisions. . . . . . . . . . . . . . . .  55
   12.3     Minimum Contribution Percentage . . . . . . . . .  55
   12.4     Limitation on Compensation. . . . . . . . . . . .  56
   12.5     Limitation on Contributions . . . . . . . . . . .  56
   12.6     Coordination With Other Plans . . . . . . . . . .  57
   12.7     Distributions to Certain Key Employees. . . . . .  57
   12.8     Determination of Top-Heavy Status . . . . . . . .  57

ARTICLE XIII        TESTING OF CONTRIBUTIONS. . . . . . . . .  62
Section:
   13.1     Definitions . . . . . . . . . . . . . . . . . . .  62
   13.2     Actual Deferral Percentage. . . . . . . . . . . .  63
   13.3     Actual Deferral Percentage Limits . . . . . . . .  63
   13.4     Reduction of Pre-Tax Contribution Rates by
            Leveling Method . . . . . . . . . . . . . . . . .  64
   13.5     Increase in Pre-Tax Contribution Rates. . . . . .  65
   13.6     Excess Pre-Tax Contributions. . . . . . . . . . .  65
   13.7     Aggregation of Family Members in Determining the
            Actual Deferral Ratio . . . . . . . . . . . . . .  66
   13.8     Contribution Percentage . . . . . . . . . . . . .  66
   13.9     Contribution Percentage Limits. . . . . . . . . .  67
   13.10    Treatment of Excess Employer Matching
     Contributions. . . . . . . . . . . . . . . . . . . . . .  67
   13.11    Aggregation of Family Members in Determining the
            Actual Contribution Ratio . . . . . . . . . . . .  68

                   PUROLATOR PRODUCTS COMPANY
               EMPLOYEES' RETIREMENT SAVINGS PLAN

       (As Amended and Restated Effective January 1, 1994)


                            RECITALS


          Facet Enterprises, Inc., now known as Purolator Products Company, a Delaware corporation (the "Company"), established the Facet Enterprises, Inc. Salaried Employees' Savings Plan, effective April 1, 1976 (the "Initial Plan"), for the benefit of its eligible employees.

          The Initial Plan, as amended, was amended and restated effective October 1, 1987 in order to (i) reflect the sale of the Company to Pennzoil Company, a Delaware corporation, (ii) reflect changes required by the Tax Reform Act of 1986, and
(iii) incorporate all of the previous amendments to the Initial Plan; and was again amended, renamed, and restated effective October 1, 1991 in the form of the Purolator Products Company Employees' Retirement Savings Plan (the "Prior Plan") to incorporate some of the announced plan changes, to comply with the provisions of the Tax Reform Act of 1986 and to make certain other changes.

          As part of the Initial Plan, as amended, the Company established a trust, effective as of April 1, 1980 (the "Initial Trust"), to hold and administer funds created under the plan for the exclusive benefit of participants and beneficiaries thereunder. In connection with the October 1, 1991 amendment, renaming, restatement and continuation of the Plan, the Board of Directors also authorized the amendment, renaming, restatement and continuation of the Initial Trust, as amended, in the form of the Purolator Products Company Employees' Retirement Savings Plan Trust Agreement (the "Prior Trust").

          Effective as of January 1, 1994, the Board of Directors of the Company authorized the amendment, restatement and continuation of the Prior Plan, as amended and in effect on December 31, 1993, in the form of the Purolator Products Company Employees' Retirement Savings Plan (the "Plan"), as set forth herein, to incorporate certain announced plan changes. In connection with the January 1, 1994 amendment, restatement and continuation of the Plan, the Board of Directors also authorized the amendment, restatement and continuation of the Prior Trust, as amended, in the form of the Purolator Products Company Employees' Retirement Savings Plan Trust Agreement (the "Trust"), which is intended to form a part of the Plan as set forth herein.

          There shall be no termination and no gap or lapse in time or effect between the Prior Plan and this Plan, and the existence of a qualified plan shall be uninterrupted. The provisions of this Plan shall apply only to a Member who terminates Service on or after January 1, 1994. The rights and benefits, if any, of a former employee shall be determined in accordance with the provisions of the Prior Plan in effect on the date his employment terminated.

          The purpose of this Plan is to encourage employees to save, and invest systematically, a portion of their current compensation in order that they may have an additional source of income upon their retirement or disability, or for their family in the event of their death. The benefits provided hereunder will be in addition to benefits employees are entitled to receive under any other employee benefit programs of the Company and under the Federal Social Security Act.

          This Plan and its related Trust are intended to meet the requirements of Sections 401(a), 401(k) and 501(a) of the Internal Revenue Code of 1986, and of the Employee Retirement Income Security Act of 1974, as either may be amended from time to time.

          NOW, THEREFORE, Purolator Products Company hereby amends and restates in its entirety and continues the Purolator
Products Company Employees' Retirement Savings Plan, effective
January 1, 1994, which shall read as follows:

                            ARTICLE I

                           DEFINITIONS

          As used in this Plan, the following words and phrases shall have the following meanings unless the context clearly requires a different meaning:

    1.1 Account: Collectively, the accounts maintained for each Member pursuant to Section 5.1.

    1.2 Affiliate: The Company and any corporation in which the shares owned or controlled directly or indirectly by the Company represent 50% or more of the voting power of the issued and outstanding capital stock of such corporation; a corporation or other trade or business which, together with an Employer, is under common control within the meaning of Code Section 414(b) or
(c); any organization (whether or not incorporated) which, together with an Employer, is a member of an affiliated service group within the meaning of Code Section 414(m); and any other entity required to be aggregated with any Employer pursuant to regulations under Code Section 414(o).

    1.3 After-Tax Contribution Account: The separate account maintained for a Member to record his After-Tax Contributions to the Plan before January 1, 1994 and adjustments relating thereto.

    1.4 After-Tax Contributions: The amounts contributed by a Member prior to January 1, 1994 pursuant to Section 4.3 of the Prior Plan and the amount of Pre-Tax Contributions which were recharacterized as After-Tax Contributions pursuant to
Section 13.6 of the Prior Plan.

    1.5 Beneficiary: A Member's surviving spouse, or if no surviving spouse exists or if a qualified election has been made pursuant to Section 3.9, such other natural person or persons, or the trustee of an inter vivos trust for the benefit of natural persons, entitled to benefits hereunder following a Member's death.

    1.6 Board of Directors: The board of directors of the Company.

    1.7 Code: The Internal Revenue Code of 1986, as now in effect or hereafter amended, or the corresponding provisions of any future Federal internal revenue law.

    1.8   Committee:  The Employees' Retirement Savings Plan
Committee appointed by the Board of Directors to act as administrator of the Plan and to perform the duties described in
Article II.

    1.9 Company: Purolator Products Company, a Delaware corporation, and its predecessors and successors.

    1.10 Compensation: The compensation actually paid to an Employee (excluding a Transferred Member) by his Employer for personal services, which includes base pay, commissions, overtime pay, shift differentials, and any amounts by which a Member's normal remuneration is reduced pursuant to a voluntary salary reduction plan qualified under Section 125 of the Code or a cash or deferred arrangement qualified under Section 401(k) of the Code, including this Plan, but which excludes any other items of compensation, such as bonuses, amounts received as a result of the exercise of stock options, car allowances, moving expenses, and any other extraordinary item of income; provided, however, that the Compensation of each Member taken into account under the Plan for any Plan Year shall not exceed $150,000 (or such adjusted amount as provided under Code Section 401(a)(17)). If an Employee is employed by more than one Employer, his Compensation shall be the aggregate compensation received from the Employers. The Compensation which shall be determinative under Article V shall be that for the twelve (12) month period ending on the Annual Valuation Date. The Compensation of a Member as reflected on the books and records of his Employer shall be conclusive; provided, however, that the Plan shall not be bound by any mathematical or mechanical errors in calculation, or similar errors.

    1.11 Contribution: Any amount contributed to the Trust Fund pursuant to the provisions of this Plan by an Employer.
Contributions by the Employer shall sometimes be referred to as "Pre-Tax Contributions" and "Employer Matching Contributions," as specified under Sections 4.1 and 4.2 hereof.

    1.12  Effective Date:  January 1, 1994.

    1.13 Eligible Members: For purposes of determining the Members on whose behalf Employer Matching Contributions shall be made under Section 4.2, Eligible Members shall include Employees of an Employer who were Members in the Plan during the applicable calendar month, including those who terminated Service prior to the end of such month for any reason and those who were transferred to an Affiliate or to another Employer (either as an Employee or to an employment classification which is not covered by this Plan) prior to the end of the applicable month.

    1.14 Employee: Any person who, on or after the Effective Date, is receiving remuneration for personal services (or would be receiving such remuneration except for an authorized leave of absence) as an employee of the Employer. The term "Employee" also includes individuals who are "leased employees" (as defined in Code Section 414(n) subject to Code Section 414(n)(5)).

    1.15 Employer: The Company, its successors, and any Affiliate which shall adopt this Plan pursuant to the provisions of Article X, and the successors, if any, to such Affiliate.

    1.16 Employer Contribution Account: The account maintained for a Member to record his share of the Employer Matching
Contributions and adjustments relating thereto.

    1.17 Entry Date: The first day of each calendar month of each Plan Year.

    1.18  ERISA:  Public Law No. 93-406, the Employee Retirement
Income Security Act of 1974, as amended from time to time.

    1.19  Forfeiture:  The portion of a Member's Employer
Contribution Account which is forfeited because of termination of Service before full vesting pursuant to Section 7.4.

    1.20 Income of the Trust Fund: The net gain or loss of the Trust Fund from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities and other investment transactions, and expenses paid from the Trust Fund.

    1.21 Investment Fund: Any of the investment funds comprising the Trust Fund, as described in Section 9.2.

    1.22  Member:  An Employee who, pursuant to the provisions of
Article III, has met the eligibility requirements for participation in this Plan and is participating in the Plan, and a person who has securities or cash in an Account under the Plan.

    1.23 Normal Retirement Date: The first day of the month next following the month in which the Member attains age sixty-five (65).

    1.24  Plan:  The Purolator Products Company Employees'
Retirement Savings Plan, as set forth herein, and as hereafter amended from time to time.

    1.25 Plan Quarter: The three (3) month period commencing on January 1, April 1, July 1 and October 1 of each Plan Year.

    1.26 Plan Year: The twelve (12) month period commencing on January 1 and ending on December 31.

    1.27 Pre-Tax Contribution Account: The account maintained for a Member to record his Pre-Tax Contributions to the Plan and adjustments relating thereto.

    1.28 Pre-Tax Contributions: The amount contributed by the Employer pursuant to the Member's deferral election in accordance with Section 4.1.

    1.29  Prior Plan:  The Purolator Products Company Employees'
Retirement Savings Plan, as amended and restated effective as of October 1, 1991 and as in effect on December 31, 1993.

    1.30 Prior Plan Member: Any person who is in the employment of an Employer or Affiliate on December 31, 1993 and who was included in and covered by the Prior Plan. A Prior Plan Member shall also be the beneficiary, spouse or estate representative of a Prior Plan Member who died or who was receiving or was entitled to receive benefits under the Prior Plan.

    1.31 Rollover Account: The account maintained for a Member to record his Rollover Amount and adjustments relating thereto.

    1.32 Rollover Amount: All or any part of an "eligible rollover distribution" as defined in Code Section 402(c)(4) and Temporary Treasury Regulation Section 1.402(c)-2T, including a "rollover contribution" as described in Code Section 402(c)(5).

    1.33 Service: For purposes of determining an Employee's eligibility to participate in the Plan under Section 3.1 and for determining a Member's vested percentage in his Employer
Contribution Account under Section 7.4, an Employee's or Member's period of employment with an Employer or an Affiliate, as determined in accordance with Section 3.4.

    1.34  Trust Agreement:  The Trust Agreement provided for in
Article IX, as amended from time to time.

    1.35 Trust Fund: The Investment Funds held by the Trustee under the Trust Agreement, together with all income, profits or increments thereon.

    1.36  Trustee:  The trustee under the Trust Agreement.

    1.37 Valuation Date: Each business day during the Plan Year. The last business day of each calendar month shall be the "Monthly Valuation Date," the last business day of each Plan Quarter shall be the "Quarterly Valuation Date," and the last business day of December of each Plan Year shall be the "Annual Valuation Date."

          Words used in this Plan and in the Trust Agreement in the singular shall include the plural and in the plural the singular, and the gender of words used shall be construed to include whichever may be appropriate under any particular circumstances of the masculine, feminine or neuter genders.


                           ARTICLE II

                   ADMINISTRATION OF THE PLAN

    2.1 Allocation of Responsibility Among Fiduciaries for Plan and Trust Administration: The Employers, the Board of Directors of the Company, the Employees' Retirement Savings Plan Committee and the Trustee (hereinafter collectively referred to as the "Fiduciaries") shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan or the Trust Agreement. In general, each Employer shall have the sole responsibility for making the contributions provided for under Sections 4.1 and 4.2. The Board of Directors shall have the sole authority to appoint and remove the Trustee and the members of the Employees' Retirement Savings Plan Committee (the "Committee") and to amend or terminate, in whole or in part, this Plan or the Trust Agreement. The Committee shall have the sole responsibility to administer the Plan, which responsibilities are more specifically described in this Plan and the Trust Agreement and shall have the sole authority to appoint or remove any "Investment Manager" (as such term is defined in Section 3(38) of ERISA) which may be provided for under the Trust Agreement. The Trustee shall have the sole responsibility for the administration of the Trust Fund and shall have exclusive authority and discretion to manage and control the Trust Fund, except to the extent that the authority to manage, acquire and dispose of assets of the Trust Fund is delegated to an Investment Manager, all as more specifically provided in the Trust Agreement. Each Fiduciary warrants that any directions given, information furnished or action taken by it shall be in accordance with the provisions of the Plan or the Trust Agreement, as the case may be, authorizing or providing for such direction, information or action. Furthermore, each Fiduciary may rely upon any such direction, information or action of another Fiduciary as being proper under this Plan or the Trust Agreement, and is not required under this Plan or the Trust Agreement to inquire into the propriety of any such direction, information or action. It is intended under this Plan and the Trust Agreement that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and the Trust Agreement and shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

    2.2 Appointment of Committee: The Plan shall be administered by an Employees' Retirement Savings Plan Committee consisting of at least three (3) persons who shall be appointed and serve until replaced by the Board of Directors, which Committee shall serve in the capacity of the "plan administrator" within the meaning of Section 404 of ERISA. The members of the Committee shall not receive compensation with respect to their services for the Committee. All usual and reasonable expenses of the Committee may be paid in whole or in part by the Company, and any expenses not paid by the Company shall be paid by the Trustee out of the Trust Fund. The Company shall pay the premiums on any bond secured for the performance of the duties of the Committee members described hereunder. The Company shall be entitled to reimbursement by other Employers for their proportionate shares of any such costs paid in whole or in part by the Company.

    2.3 Records and Reports: The Committee shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and any governmental regulations issued thereunder relating to records of Members' Service, Account balances, the percentage of such Account balances which are non-forfeitable under the Plan, and notifications to Members.
The Committee shall file or cause to be filed with the appropriate office of the Internal Revenue Service and the Department of Labor all reports, returns, notices and other information required of plan administrators under ERISA, including, but not limited to, the summary Plan description, annual reports and amendments thereof.

    2.4 Other Committee Powers and Duties: The Committee shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following powers and duties:

          (a) To construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

          (b) To prescribe procedures to be followed by Members or Beneficiaries filing applications for benefits;

          (c)  To receive from the Employers and from
     Employees such information as shall be necessary for the proper administration of the Plan;

          (d) To prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

          (e) To furnish the Employers, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

          (f) To establish procedures to be followed by Members for the investment and reinvestment of their Account(s) under the Trust Fund;

          (g)  To receive and review reports of the
     financial condition, and of the receipts and disbursements, of the Trust Fund from the Trustee and any Investment Manager, and to transmit such reports, along with its findings and recommendations surrounding the investment performance of the Trust
     Fund, to the Board of Directors;

          (h) To appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal and actuarial counsel;

          (i)  To add, delete or modify the investment
     funds offered by the Plan; and

          (j)  To interpret and construe all terms,
     provisions, conditions and limitations of this Plan and to reconcile any inconsistency or supply any omitted detail that may appear in this Plan in such manner and to such extent, consistent with the general terms of this Plan, as the Committee shall deem necessary and proper to effectuate the Plan for the greatest benefit of all the parties interested in the Plan.

          (k)  To prescribe and monitor procedures for
     confidential Member directions to the Trustee as to
     (i) voting shares of Pennzoil Stock and Company Stock in such Member's Plan accounts and (ii) tender or exchange of such shares in response to an offer for same.

The Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, nor to change or add to any benefits provided by the Plan, nor to waive or fail to apply any requirements of eligibility for a benefit under the Plan.

    2.5 Rules and Decisions: The Committee may adopt such rules for the administration of the Plan as it deems necessary, desirable or appropriate. All rules and decisions of the Committee shall be uniformly and consistently applied to all Employees in similar circumstances. The judgment of the Committee and each member thereof on any question arising hereunder shall be binding, final and conclusive on all parties concerned. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Member or Beneficiary, the Employer, the legal counsel of the Employer, or the Trustee.

    2.6 Committee Procedure: The Committee may act at a meeting or in writing without a meeting. The Committee shall elect one of its members as chairman, appoint a secretary, who may or may not be a member of the Committee, and shall advise the Trustee of such actions in writing. The secretary of the Committee shall keep a record of all meetings and forward all necessary communications to the Employer or the Trustee. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee shall be made by the vote of the majority including actions taken in writing without a meeting. A dissenting Committee member who, within a reasonable time after he has knowledge of any action or failure to act by the majority, registers his dissent in writing delivered to the other Committee members, the Employer and the Trustee shall not be responsible for any such action or failure to act. The Committee shall designate one of its members as agent of the Plan and of the Committee for service of legal process at the principal office of the Company.

    2.7 Authorization of Benefit Payments: The Committee shall issue directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan and warrants that all such directions are in accordance with this Plan. The Committee shall keep on file, in such manner as it may deem convenient or proper, all reports from the Trustee.

    2.8 Payment of Expenses: Brokerage commissions and transfer taxes incurred in connection with the purchase or sale of securities shall be added to the cost thereof or deducted from the proceeds thereof, as the case may be. Taxes, if any, on any security or cash held by the Trust or income therefrom which are payable by the Trustee shall be charged against the Member's Account(s) as the Committee shall determine. Any other expenses allocable to a fund are charged to that fund. All other expenses incident to the administration, termination or protection of the Plan and Trust Fund, including, but not limited to, legal, accounting, Investment Manager and Trustee fees, shall be paid by the Trustee from the Trust Fund or, if not paid by the Trustee, shall be paid by the Company, which may require reimbursement from the other Employers for their proportionate shares.

    2.9 Application and Forms for Benefits: The Committee may require an Employee or Member to complete and file with the Committee an application for a benefit and all other forms approved by the Committee, and to furnish all pertinent information requested by the Committee. The Committee may rely on such information so furnished it, including the Employee's or Member's current mailing address.

    2.10 Committee Liability: Except to the extent that such liability is created by ERISA, no member of the Committee shall be liable for any act or omission of any other member of the Committee, nor for any act or omission on his own part except for his own gross negligence or willful misconduct, nor for the exercise of any power or discretion in the performance of any duty assumed by him hereunder. The Company shall indemnify and hold harmless each member of the Committee from any and all claims, losses, damages, expenses (including counsel fees approved by the Committee), and liabilities (including any amounts paid in settlement with the Committee's approval but excluding any excise tax assessed against any member or members of the Committee pursuant to the provisions of Section 4975 of the Code) arising from any act or omission of such member in connection with duties and responsibilities under the Plan, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such member.

    2.11 Quarterly Statements: As soon as practicable after each Quarterly Valuation Date, the Committee shall prepare and deliver to each Member a written statement showing as of that Quarterly Valuation Date:

          (a) The balance in his Account in the Trust Fund as of the preceding Quarterly Valuation Date;

          (b)  The amount of Employer Matching
     Contributions allocated to his Employer Contribution
     Account and the amount of his Pre-Tax Contributions for the Plan Quarter ending on such Quarterly
     Valuation Date;

          (c) The adjustments to his Account to reflect his share of income and expenses of the Trust Fund and appreciation or depreciation in Trust Fund assets during the Plan Quarter ending on such Quarterly
     Valuation Date;

          (d) The new balance in his Account as of that Quarterly Valuation Date; and

          (e)  Such information as the Committee deems
     appropriate to advise him of his relative interests in each Investment Fund as of the preceding Quarterly
     Valuation Date and the current Quarterly Valuation
     Date.

Such statement shall be deemed to have been accepted by the Member and his Beneficiaries designated under Section 3.8 as correct unless written notice to the contrary shall be received by the Company within ninety (90) days after the delivery of such statement to the Member.

    2.12 Annual Audit: The Committee shall engage, on behalf of all Members, an independent Certified Public Accountant who shall conduct an annual examination of any financial statements of this Plan and Trust Fund and of other books and records of this Plan and Trust Fund as the Certified Public Accountant may deem necessary to enable him to form and provide a written opinion as to whether the financial statements and related schedules required to be filed with the Department of Labor or furnished to each Member are presented fairly and in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding Plan Year. If, however, the statements required to be submitted as part of the reports to the Department of Labor are prepared by a bank or similar institution or insurance carrier regulated and supervised and subject to periodic examination by a state or federal agency and if such statements are certified by the preparer as accurate and if such statements are, in fact, made a part of the annual report to the Department of Labor and no such audit is required by ERISA, then the audit required by the foregoing provisions of this Section shall be optional with the Committee.

    2.13 Funding Policy: The Committee shall, at a meeting duly called for such purpose, establish a funding policy and method consistent with the objectives of the Plan and the requirements of Title I of ERISA. The Committee shall meet at least annually to review such funding policy and method. In establishing and reviewing such funding policy and method, the Committee shall endeavor to determine the Plan's short-term and long-term objectives and financial needs, taking into account the need for liquidity to pay benefits and the need for investment growth.
All actions of the Committee taken pursuant to this Section and the reasons therefor shall be recorded in the minutes of meetings of the Committee and shall be communicated to the Trustee, any investment manager who may be managing a portion or all of the Trust Fund in accordance with the provisions of the Trust Agreement, and the Board of Directors.

    2.14  Allocation and Delegation of Committee
Responsibilities: Upon the approval of a majority of the members of the Committee, the Committee may (i) allocate among any of the members of the Committee any of the responsibilities of the Committee under the Plan and Trust Agreement and/or
(ii) designate any person, firm or corporation that is not a member of the Committee to carry out any of the responsibilities of the Committee under the Plan and Trust Agreement. Any such allocation or designation shall be made pursuant to a written instrument executed by a majority of the members of the Committee.


                           ARTICLE III

                    PARTICIPATION AND SERVICE

    3.1 Eligibility for Participation: Each Employee in active Service as of the Effective Date who was a Prior Plan Member shall be eligible to become a Member of this Plan as of the Effective Date. Each Employee who has been suspended from participation in the Prior Plan immediately prior to the Effective Date shall be eligible to participate hereunder on the Effective Date, unless such Employee was suspended by reason of making a hardship withdrawal under the Prior Plan, in which case such Employee shall be eligible to participate in this Plan as of the end of his suspension period. Each other Employee who is not
(i) a member of, or represented by, a recognized collective bargaining agreement, unless such bargaining agreement provides for the inclusion of its members in the Plan, (ii) a leased employee, or (iii) a nonresident alien who receives no earned income (within the meaning of Code Section 911(b)) from an Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)) shall be eligible to commence participation on the later of the Effective Date or the first day of the month after he starts employment.
An Employee who does not participate in the Plan when he first becomes eligible may commence such participation on any Entry Date thereafter by giving fifteen (15) days' prior written notice to the Committee, provided he is otherwise eligible hereunder.
An Employee may begin making contributions to the Plan on the first day of the month after he becomes eligible to become a Member.

    3.2 Notification of Eligible Employees: The Committee, which shall be the sole judge of the eligibility of an Employee to participate under the Plan, shall notify each Employee of his initial eligibility to participate in the Plan.

    3.3 Applications by Employees: Each Employee who shall become eligible to become a Member under the Plan, and who shall desire so to become a Member, shall execute and file with the Committee an application to become a Member in such form as may be prescribed by the Committee. In each such application, the applicant shall (i) designate the amount of his Pre-Tax Contributions to the Plan, (ii) authorize payroll deductions for his Pre-Tax Contributions, (iii) specify the investment directions for his Pre-Tax Contributions, as provided in
Section 9.3, (iv) designate a Beneficiary or Beneficiaries to receive any benefits payable under the Plan in the event of his death, (v) specify the date on which his membership in the Plan is to commence, and (vi) agree to be bound by the terms and conditions of the Plan.

    3.4 Service: An Employee's or Member's period of Service shall be determined in accordance with the following:

          (a)  Service Prior to the Effective Date:  An
     Employee or Member shall accrue Service under this Plan for participation and vesting purposes for periods of employment with an Employer or Affiliate
     (including union service) prior to the Effective Date which would have constituted "Service" under the Prior Plan.

          (b) Service After the Effective Date: From and after the Effective Date, the term "Service" shall mean all of an Employee's or Member's years, months, and days of active employment on or after the Effective Date with an Employer or Affiliate, including union service, periods includable under
     Section 3.6(b) and periods of absence:

               (i)  Due to accident or sickness so long
          as the person is continued on the employment rolls of the Employer or Affiliate and remains eligible to return to work upon his recovery;

               (ii) In the service of the Armed Forces
          of the United States (but if such absence is not pursuant to orders issued by the Armed
          Forces of the United States, only if with the consent of the Employer or Affiliate); and

               (iii)     Due to an authorized leave of
          absence granted by the Employer or Affiliate for any other purpose approved by the Board of Directors in accordance with established practices of the Employer or Affiliate, consistently applied in a non-discriminatory manner in order that all employees under similar circumstances shall be treated alike.

          An Employee's or Member's Service shall commence
     (or recommence) on the date he first performs an "hour of service" within the meaning of Department of Labor Regulation Section 2530.200b-2(a)(1) for an
     Employer or Affiliate. If the Affiliate became an affiliate of Purolator Products Company prior to the Effective Date, the date an Employee first performs an "hour of service" for that Affiliate is the date he commences employment with that company, regardless of whether that company was already an Affiliate. If the Affiliate becomes an Affiliate after the Effective Date, the date an Employee first performs an "hour of service" for that Affiliate is the later of the date he became an Employee or the date the company became an Affiliate, and an Employee's
     Service with an Affiliate prior to its becoming an Affiliate shall be recognized only to the extent authorized by the Company at the time of acquisition of the Affiliate. All periods of Service shall be aggregated so that a one (1) year period of Service shall be completed as of the date the Employee or Member completes twelve (12) months of Service
     (thirty (30) days shall be deemed to be a month in the case of the aggregation of fractional months), or three hundred sixty-five (365) days of Service.

          Hours of Service will be credited for employment with other members of an affiliated service group
     (under Code Section 414(m)), a controlled group of corporations (under Code Section 414(b)), or a group of trades or businesses under common control (under
     Code Section 414(c)), of which the Employer is a member. Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under Code Section 414(n).

          (c) Termination of Service: A period of Service of an Employee or Member shall terminate on the date of the first to occur of (i) his retirement or death,
     (ii) his quitting or discharge, (iii) his deemed date of termination of employment pursuant to his failure to return to work upon the expiration of an authorized leave of absence, or (iv) one (1) year from the date the Employee or Member is absent from active employment for any reason other than retirement, quitting, discharge, authorized leave of absence or death. For purposes of clause
     (iii) immediately above, an Employee's or Member's deemed date of termination shall be the earlier of
     (A) the expiration date of such authorized leave of absence and (B) one (1) year from the date such authorized leave of absence commenced.

    3.5 Break In Service: For purposes of the Plan, a "Break In Service" shall occur upon the expiration of the twelve (12) consecutive month period next following an Employee's or Member's termination of Service (as determined in accordance with the provisions of Section 3.4(c) hereof), unless such Employee or Member sooner recommences Service with an Employer or Affiliate.

          Solely for purposes of determining whether a Break In Service has occurred for participation and vesting purposes under this Plan, the Service of an individual who is absent from work for maternity or paternity reasons shall not terminate until the expiration of two (2) years after the date such absence commenced. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (a) by reason of the pregnancy of the individual, (b) by reason of the birth of a child of the individual, (c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

          Notwithstanding anything in this Article III to the contrary, Service shall be continued, and there shall be no Break in Service, during leave taken pursuant to the Family and Medical Leave Act of 1993 for purposes of determining eligibility to participate and vesting under the Plan.

    3.6 Participation and Service Upon Re-Employment: Upon the re-employment of any person on or after the Effective Date who had previously been employed by an Employer or Affiliate, the following rules shall apply in determining his eligibility for participation under Section 3.1 and his Service under
Section 3.4:

          (a) Participation: If the re-employed person was not a Member during his prior period of Service, he must meet the requirements of Section 3.1 for participation in the Plan as if he were a new
     Employee. If the re-employed person was a Member in the Plan during his prior period of Service, he shall be eligible to recommence participation as of the date of his re-employment, with his contributions to resume as of the first day of the month following his re-employment, and may also be entitled to a reinstatement of the amount previously forfeited from his prior Employer Contribution Account as provided in Section 7.4.

          (b) Service: Any Service attributable to his prior period of Service shall be reinstated as of the date of his re-employment. In addition, in the event an Employee or Member recommences Service with an Employer or Affiliate prior to incurring a Break In
     Service, the period of his interim absence shall also constitute Service for purposes of Section 7.4.

    3.7 Transferred Members: If a Member is transferred to an Affiliate, or to an employment classification with an Employer which is not covered by this Plan, his participation shall be suspended until he is subsequently re-employed by an Employer in an employment classification covered by the Plan; provided, however, that during such suspension period (i) such Member shall be credited with Service in accordance with Section 3.4, (ii) he shall not be entitled or required to make Contributions under
Section 4.1 or 4.3, (iii) his Employer Contribution Account shall receive no Employer Matching Contribution allocations except to the extent provided in Sections 4.2 and 5.2, and (iv) his Account shall continue to share proportionately in Income of the Trust Fund as provided in Section 5.2. If an Employee is transferred from an employment classification with an Employer that is not covered by the Plan to an employment classification that is so covered, or from an Affiliate to an employment classification with an Employer that is so covered, his period of Service prior to the date of transfer shall be considered for purposes of determining his eligibility to become a Member under Section 3.1 and for purposes of vesting under Section 7.4.

          In the event an employee of an Affiliate is transferred to employment with an Employer in an employment classification covered by this Plan and such Affiliate provides a thrift, savings or profit-sharing plan of like nature and intent as this Plan in which the employee was a participant immediately preceding his transfer, such employee's account balance in a domestic Affiliate's defined contribution plan qualified under
Section 401(a) of the Code, determined on the valuation date coincident with or next following the date of the employee's transfer, will, subject to the approval of the Committee, be transferred to the Trust Fund held under this Plan and allocated among the Investment Funds in accordance with the provisions of
Section 9.3 hereof. In the event a Member under this Plan is transferred to employment with an Affiliate and such Affiliate provides a thrift, savings or profit-sharing plan of like nature and intent as this Plan in which the Member will be eligible to participate as an employee of such Affiliate, such Member's account balances in this Plan, determined as of the valuation date coincident with or next following the date of the Member's transfer, will, subject to the approval of the plan administrator of the Affiliate's plan, be transferred to such plan and allocated between the investment funds held thereunder in accordance with the provisions thereof. For purposes of this paragraph, all references to "Affiliate" shall include employment classifications with an Employer.

    3.8 Beneficiary Upon Death: Upon the death of a Member, his Account shall be distributed to the Member's surviving spouse, but if there is no surviving spouse, or if the surviving spouse has already consented by a qualified election pursuant to
Section 3.9, to the Beneficiary or Beneficiaries designated by the Member in a written designation filed with his Employer, or if no such designation shall have been so filed, to his estate. No designation of any Beneficiary other than the Member's surviving spouse shall be effective unless in writing and received by the Member's Employer, and in no event shall it be effective as of a date prior to such receipt. The former spouse of a Member shall be treated as a surviving spouse to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code. At the time an Employee files his application to become a Member under Section 3.3, or as soon as possible after an Employee has become a Member, he shall file with the Committee a written designation, in the form prescribed by the Committee, of the Beneficiary to receive benefits payable hereunder upon his death. The Member may at any time change or cancel any such designation on a form prescribed by the Committee. The last such designation received by the Committee shall be controlling over any testamentary or other disposition; provided, however, that no designation or change or cancellation thereof shall be effective prior to the Member's death, and in no event shall it be effective as of a date prior to such receipt. If the Committee shall be in doubt as to the right of any Beneficiary designated by a deceased Member to take the interest of such decedent, the Committee may direct the Trustee to pay the amount in question to the estate of such Member, in which event the Trustee, the Employer, the Committee, and any other person in any manner connected with the Plan shall have no further liability in respect of the amount so paid.

    3.9 Qualified Election: The Member's spouse may waive the right to receive the Member's full vested Account balance. The election to waive the Member's full vested Account balance must designate a Beneficiary, which may not be changed without spousal consent (or the consent of the spouse must expressly permit designation by the Member without any requirement of further consent of the spouse). A consent that permits designations by the Member without a requirement of further consent by the spouse must acknowledge that the spouse has the right to limit consent to a specific beneficiary and that the spouse voluntarily elects to relinquish such right. The waiver must be in writing and the Member's spouse must acknowledge the effect of the waiver. The spouse's consent to a waiver must be witnessed by a Plan representative or a notary public. The Member may file a waiver without the spouse's consent if it is established to the satisfaction of the Committee that such written consent may not be obtained because there is no spouse or the spouse may not be located. Any consent under this Section 3.9 will be valid only with respect to the spouse who signs the consent. Additionally, a revocation of a prior waiver may be made by a Member without the consent of the spouse at any time before the distribution of the Account. The number of revocations shall not be limited.

                           ARTICLE IV

                  CONTRIBUTIONS AND FORFEITURES

    4.1 Pre-Tax Contributions: Each eligible Employee who elects to make Pre-Tax Contributions for a Plan Year shall initially elect to defer a portion of his salary in whole percentages of not less than one percent (1%) and not more than twelve percent (12%) (to the nearest whole cent) of his Compensation; provided, however, that Pre-Tax Contributions under this Section 4.1 shall not total more than $9,240 per Plan Year (as adjusted by the Secretary of the Treasury under Section 402(g) of the Code to reflect increases in the cost-of-living). Each Member's Pre-Tax Contribution shall be contributed to the Trust Fund by the Employer. Each such election shall be made pursuant to the provisions of Section 3.3 and shall continue in effect during subsequent Plan Years unless the Member shall notify the Committee, in accordance with procedures established by the Committee, of his election to change or discontinue his Pre-Tax Contribution rate as provided in Section 4.5. Each Member's Pre-Tax Contribution Account shall be fully vested and non-forfeitable at all times.

          In the event a Member's Pre-Tax Contributions exceed the applicable $9,240 limit, or in the event the Member submits a claim to the Committee, at the time and in the manner prescribed by the Committee, specifying an amount of Pre-Tax Contributions that will exceed the applicable limit of Section 402(g) of the Code when added to amounts deferred by the Member in other plans or arrangements, such excess (the "Excess Deferrals"), plus any income and minus any loss attributable thereto, shall be returned to the Member by April 15 of the following year. Such income shall include the allocable gain or loss for the Plan Year in which the Excess Deferral occurred. The amount of any Excess Deferrals to be distributed to a Member for a taxable year shall be reduced by excess Pre-Tax Contributions previously distributed pursuant to Article XIII for the Plan Year beginning in such taxable year. The income or loss attributable to the Member's Excess Deferral for the Plan Year shall be determined by multiplying the income or loss attributable to the Member's Pre-Tax Contribution Account balance for the Plan Year (or relevant portion thereof) by a fraction, the numerator of which is the Excess Deferral and the denominator of which is the Member's total Pre-Tax Contribution Account balance as of the Valuation Date next preceding the date of return of the Excess Deferral. Excess Deferrals shall be treated as Annual Additions under Article V of the Plan.

    4.2 Employer Matching Contributions: For each Plan Year, each Employer shall make a Matching Contribution, in cash or Company Stock, to the Trust Fund on behalf of its Eligible Members in an amount equal to seventy-five percent (75%) of the first eight percent (8%) of the total Pre-Tax Contributions elected or contributed by its Eligible Members during such Plan Year. Employer Matching Contributions shall be made on a monthly basis. The Trustee shall hold all such Employer Matching Contributions subject to the provisions of this Plan and the Trust Agreement, and no part of such Contributions shall be used for, or diverted to, any other purpose.

          In the case of the reinstatement of any amounts forfeited under Section 7.4 or pursuant to the unclaimed benefit provisions of Section 11.10, the Employer shall also contribute, within a reasonable time after the repayment described in
Section 7.4 or after a claim is filed under Section 11.10, an amount sufficient when added to Forfeitures to reinstate such amounts (a "Minimum Contribution"). All such Employer Matching Contributions shall be transmitted to the Trustee as soon as practicable after such Contributions are made.

    4.3 After-Tax Contributions: No After-Tax Contributions shall be permitted under the Plan after December 31, 1993.

    4.4 Employer Matching Contributions and Pre-Tax Contributions to be Tax Deductible: Employer Matching Contributions and Pre-Tax Contributions shall not be made in excess of the amount deductible under applicable Federal law now or hereafter in effect limiting the allowable deduction for contributions to profit-sharing plans. The Employer Matching Contributions and Pre-Tax Contributions to this Plan when taken together with all other contributions made by the Employer to other qualified retirement plans shall not exceed the maximum amount deductible under Section 404 of the Code.

          Notwithstanding anything in the Plan to the contrary, a contribution made by the Company or by the Company for an Employer (other than the Company) which is subsequently determined to have been the result of a good faith mistake of fact or the deductibility of which under Section 404 of the Code is subsequently disallowed shall be returned to the Company, provided that the return of the amount involved is made within one (1) year of the mistaken payment of the contribution or disallowance of the deduction, as the case may be. The amount which may be returned is the excess of: (1) the amount contributed, over (2) the amount that would have been contributed had there not occurred a mistake of fact or a disallowed deduction. Earnings attributable to the excess contribution may not be returned. Furthermore, if the withdrawal of the amount attributable to the mistaken or disallowed contribution would cause the balance of any Member's account to be reduced to less than the balance which would have been in the account had the mistaken or disallowed amount not been contributed, then the amount to be returned shall be limited so as to avoid such deduction.

    4.5 Change of Elections and Suspension of Allotments: Any Member may increase or decrease the percentage of his salary designated as Pre-Tax Contributions as of the first day of any month, but not retroactively and not more frequently than once each calendar month. Further, any Member may suspend his Pre-Tax Contributions for a period of not less than one (1) month. In the case of total suspension of Pre-Tax Contributions, the Employer Matching Contribution will automatically cease. Pre-Tax Contributions which are not made during a period of suspension shall not be made up retroactively. A Member may resume his Pre-Tax Contributions to the Plan as of the first day of any month after a suspension. All such changes of elections relating to contributions shall be made in accordance with procedures established by the Committee. Changes in a Member's Compensation shall result in an automatic adjustment of the dollar amount of such Member's Pre-Tax Contributions to that amount represented by such percentage of his new Compensation. No notice shall be given to the Member of such an automatic adjustment.

    4.6 Delivery to Trustee: Pre-Tax Contributions and Employer Matching Contributions shall be paid to the Trustee by each Employer as soon as practicable after the end of the month in which the deduction and related contributions are made.

    4.7 Application of Funds: The Trustee shall hold or apply the Contributions so received by it subject to the provisions of the Plan; and no part thereof (except as otherwise provided in the Trust Agreement) shall be used for any purpose other than the exclusive use of the Members or their Beneficiaries.

    4.8 Disposition of Forfeitures: If a Member terminates Service without being entitled to receive a distribution of the full amount in his Employer Contribution Account, he shall be deemed to have received a full distribution from that Account as of the date of his termination of Service. Upon termination of the Member's Service, the amount to which he is not entitled shall be forfeited and shall be allocated in the following order:

          (a) First, such Forfeitures shall be allocated to reinstate any Employer Contribution Accounts of Members who return to Service and are entitled to reinstatement of their Employer Contribution Account in accordance with Section 7.4.

          (b) Second, such Forfeitures shall be applied to restore any amounts forfeited under the unclaimed benefits provisions of Section 11.10.

          (c) Third, such Forfeitures shall be applied against the next succeeding Employer Matching
     Contribution.

          (d)  Fourth, if the Plan is terminated, such
     Forfeitures shall be allocated to the account of the remaining Members as of the date of termination pro rata on the basis of each of the remaining Members'
     Compensation during the last Plan Year prior to termination.

    4.9 Rollover Accounts: Any Member may file with the Committee a request that the Trustee accept a Rollover Amount from such Member. The Committee, in its sole and absolute discretion, shall determine whether such Member shall be permitted to contribute a Rollover Amount to the Trust Fund. The Committee shall develop such procedures and may require such information from the Employee desiring to make such a transfer as it deems necessary or desirable to determine that the proposed transfer will meet the requirements of this Section. Upon approval by the Committee, the amount transferred shall be deposited in the Trust Fund and shall be credited to a separate Rollover Account. Such account shall at all times be fully vested and non-forfeitable and shall share in the Income of the Trust Fund in accordance with Section 5.2, but shall not share in Employer Matching Contribution allocations. In all other respects, the Rollover Account shall be treated as a regular account under this Plan and shall be subject to the investment directions of the Member and the change thereof as otherwise permitted herein. Upon termination of employment, the total amount of the Rollover Account shall be distributed in accordance with Article VIII.


                            ARTICLE V

                         MEMBER ACCOUNTS

    5.1 Individual Accounts: The Committee shall create and maintain adequate records to disclose the interest in the Trust Fund and in its component Investment Funds of each Member, former Member and Beneficiary. Such records shall be in the form of individual accounts, and credits and charges shall be made to such accounts in the manner herein described. A Member may have up to four (4) separate accounts, an Employer Contribution Account, a Pre-Tax Contribution Account, an After-Tax Contribution Account and a Rollover Account. The Employer Contribution Account shall be further divided into two (2) sub-accounts, one reflecting Employer Matching Contributions made prior to October 1, 1988 and earnings thereon ("Pre-October 1988 Employer Contribution Account"), and one reflecting Employer Matching Contributions made on or after October 1, 1988 and earnings thereon ("Post-October 1988 Employer Contribution Account").

          Any Member who transfers from one Employer to another Employer, or who is simultaneously employed by two or more Employers, may have individual Accounts with each such Employer. The maintenance of individual Accounts is only for accounting purposes, and a segregation of the assets of the Trust Fund to each Account shall not be required. Distributions and withdrawals made from an Account shall be charged to the Account as of the date paid.

    5.2   Account Adjustments:  The Accounts of Members, former
Members and Beneficiaries shall be adjusted each Valuation Date in accordance with the following:

          (a)  Income of the Trust Fund:  As of each
     Valuation Date during the Plan Year, the Trustee shall value the Trust Fund at its then market value to determine the amount of Income of the Trust Fund for the day then ended. Then the Trustee shall allocate such Income of the Trust Fund among the Accounts of Members, former Members and Beneficiaries who had unpaid balances in their Accounts as of the end of such Valuation Date in proportion to the balances in such Accounts at the beginning of such Date.

          (b) Pre-Tax Contributions: As of the end of each month, the Pre-Tax Contributions of each Member made to the Plan during such month shall be allocated to his Pre-Tax Contribution Account.

          (c) Employer Matching Contributions: As of the end of each month, the Employer Matching Contribution for such month shall be allocated among its Eligible
     Members during such month in the ratio that each Eligible Member's unwithdrawn Pre-Tax Contributions for the month (up to eight percent (8%) of such Eligible Member's monthly Compensation) bears to the total unwithdrawn Pre-Tax Contributions of all such Eligible Members for the month (up to eight percent
     (8%) of each such Eligible Member's monthly
     Compensation).

          (d)  Forfeitures:  As of each Valuation Date,
     Forfeitures which have become available for reallocation during such Plan Year shall be applied pursuant to Section 4.8.

          (e)  Employer Minimum Contributions:  Employer
     Minimum Contributions shall be used solely to reinstate Accounts in accordance with Section 7.4 and to restore Accounts pursuant to Section 11.10 whenever the Forfeitures available for such reinstatement or restoration are insufficient.

    5.3 Limitations on Contributions: Notwithstanding any provision of this Plan to the contrary, the total Annual
Additions made to the account of a Member for any Limitation Year
(the Plan Year) shall be subject to the following limitations:

     I.   Single Defined Contribution Plan

               1.   If an Employer does not maintain
          any other qualified plan, the amount of
          Annual Additions which may be allocated under this Plan on a Member's behalf for a Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan.

               2.   Prior to the determination of the
          Member's actual Compensation for a Limitation
          Year, the Maximum Permissible Amount may be determined on the basis of the Member's estimated annual Compensation for such
          Limitation Year.  Such estimated annual
          Compensation shall be determined on a
          reasonable basis and shall be uniformly
          determined for all Members similarly
          situated.  Any Employer contributions
          (including allocation of Forfeitures) based on estimated annual Compensation shall be reduced by any Excess Amounts carried over from prior years.

               3.   As soon as is administratively
          feasible after the end of the Limitation
          Year, the Maximum Permissible Amount for such
          Limitation Year shall be determined on the basis of the Employee's actual Compensation for such Limitation Year.

               4.   If there is an Excess Amount with
          respect to a Member for the Limitation Year, such Excess shall be disposed of as follows:

                    A.   There shall first be
               returned to the Member (i) his
               After-Tax Contributions
               attributable to that Limitation
               Year, if any are authorized under
               the Plan, and then (ii) his Pre-Tax
               Contributions attributable to that
               Limitation Year, to the extent such
               returned Contributions would reduce
               the Excess Amount.

                    B.   If any such Excess Amount
               shall then remain, there shall then
               be a reduction of the Employer
               Contributions allocated to the
               Member, and the amount of the
               reduction of the Employer
               Contributions for such Member shall
               be reallocated out of the Account
               of such Member and shall be held in
               a suspense account which shall be
               applied as a part of (and to reduce
               to such extent what would otherwise
               be) the Employer Contributions for
               all Members required to be made to
               the Plan during the next subsequent
               calendar month or months.  No
               portion of such Excess Amount may
               be distributed to Members or former
               Members.  If a suspense account is
               in existence at any time during the
               Limitation Year pursuant to this
               Paragraph B, such suspense account
               shall not participate in the
               allocation of investment gains or
               losses of the Trust Fund.

                    C.   If any such Excess Amount
               shall then remain, the Excess
               Amount of the Member's Pre-Tax
               Contributions, as defined in
               Section 4.1, shall be used to
               reduce Pre-Tax Contributions for
               the next Limitation Year (and
               succeeding Limitation Years, as
               necessary) for that Member if that
               Member is eligible to participate
               in the Plan as of the end of the
               next and succeeding Limitation
               Years.  However, if that Member is
               not eligible to participate in the
               Plan as of the end of the
               Limitation Year, then the Excess
               Amounts must be held unallocated in
               a suspense account and applied in
               the next subsequent calendar month
               or months as a part of (and to
               reduce to such extent what would
               otherwise be) the Employer
               Contribution for all Members
               required to be made to the Plan.
               No portion of such Excess Amount
               may be distributed to Members or
               former Members.  If a suspense
               account is in existence at any time
               during the Limitation Year pursuant
               to this paragraph C, such suspense
               account shall not participate in
               the allocation of investment gains
               or losses of the Trust Fund.

     II.  Two or More Defined Contribution Plans

               1.   If, in addition to this Plan, the
          Employer maintains any other qualified
          defined contribution plan, the amount of Annual Additions which may be allocated under this Plan on a Member's behalf for a Limitation Year shall not exceed the lesser of:

                    A.   the Maximum Permissible
               Amount, reduced by the sum of any
               Annual Additions allocated to the
               Member's accounts for the same
               Limitation Year under this Plan and
               such other defined contribution
               plans; or

                    B.   any other limitation
               contained in this Plan.

               2.   Prior to the determination of the
          Member's actual Compensation for the
          Limitation Year, the amount referred to in
          Section 1(A) above may be determined on the basis of the Member's estimated annual
          Compensation for such Limitation Year. Such estimated annual Compensation shall be determined on a reasonable basis and shall be uniformly determined for all Members similarly situated. Any Employer contributions (including allocation of forfeitures) based on estimated annual
          Compensation shall be reduced by any Excess
          Amounts carried over from prior years.

               3.   As soon as is administratively
          feasible after the end of the Limitation
          Year, the amounts referred to in Section 1(A) above shall be determined on the basis of the Member's actual Compensation for such
          Limitation Year.

               4.   If a Member's Annual Additions
          under this Plan and all such other defined contribution plans result in an Excess
          Amount, such Excess Amount shall be deemed to consist of the amounts last allocated.

               5.   If an Excess Amount was allocated
          to a Member on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of:

                    A.   the total Excess Amount
               allocated as of such date
               (including any amount which would
               have been allocated but for the
               limitations of Section 415 of the
               Code); times

                    B.   the ratio of (A) the
               amount allocated to the Member as
               of such date under this Plan,
               divided by (B) the total amount
               allocated as of such date under all
               qualified defined contribution
               plans (determined without regard to
               the limitations of Section 415 of
               the Code).

               6.   Any Excess Amounts attributed to
          this Plan shall be disposed of as provided in
          Section 5.3(I)(4).

     III.      Defined Contribution Plan and Defined
     Benefit Plan

               1.   General Rule:  If the Employer
          maintains one or more defined contribution plans and one or more defined benefit plans, the sum of the "defined contribution plan fraction" and the "defined benefit plan fraction," as defined below, cannot exceed
          1.0 for any Limitation Year. For purposes of this Section, employee contributions to a qualified defined benefit plan are treated as a separate defined contribution plan. For purposes of this Section, all defined contribution plans of an Employer are to be treated as one defined contribution plan and all defined benefit plans of an Employer are to be treated as one defined benefit plan, whether or not such plans have been terminated.

               If the sum of the defined contribution
          plan fraction and defined benefit plan
          fraction exceeds 1.0, the Annual Benefit of the defined benefit plans will be reduced so that the sum of the fractions will not exceed
          1.0.  In no event will the Annual Benefit be
          decreased below the amount of the accrued benefit to date. If additional reductions are required for the sum of the fractions to equal 1.0, the reductions will then be made to the Annual Additions of the defined contribution plans.

               2.   Defined Contribution Plan Fraction

                    A.   General Rule:  The
               defined contribution plan fraction
               for any year is (1) divided by (2),
               where:

                         (1) is the numerator, the
                    sum of the actual Annual
                    Additions to the Member's
                    Account at the close of the
                    Limitation Year; and

                         (2) is the denominator,
                    the sum of the lesser of the
                    following amounts determined
                    for such year and for each
                    prior year of service of the
                    Employee:

                              (a)  1.25 times the
                         dollar limitation in
                         effect for each such year
                         (without regard to the
                         special dollar
                         limitations for employee
                         stock ownership plans),
                         or

                              (b)  1.4 times
                         twenty-five percent (25%)
                         of the Member's
                         Compensation for each
                         such year.

                    B.   If the Employee was a
               participant as of the first day of
               the first Limitation Year beginning
               after December 31, 1986, in one or
               more defined contribution plans
               maintained by the Employer which
               were in existence on May 6, 1986,
               the numerator of this fraction will
               be adjusted if the sum of this
               fraction and the defined benefit
               fraction would otherwise exceed 1.0
               under the terms of this Plan.
               Under the adjustment, an amount
               equal to the product of (1) the
               excess of the sum of the fractions
               over 1.0 times (2) the denominator
               of this fraction, will be
               permanently subtracted from the
               numerator of this fraction.  The
               adjustment is calculated using the
               fractions as they would be computed
               as of the end of the last
               Limitation Year beginning before
               January 1, 1987, and disregarding
               any changes in the terms and
               conditions of the plans made after
               May 5, 1986, but using the Code
               Section 415 limitation  applicable
               to the first Limitation Year
               beginning on or after January 1,
               1987.

               3.   Defined Benefit Plan
                    Fraction

                    A.   General Rule:  The
               defined benefit plan fraction for
               any year is (1) divided by (2),
               where:

                         (1) is the numerator, the
                    projected Annual Benefit of
                    the Member under the Plan
                    (determined as of the close of
                    the Limitation Year), and

                         (2) is the denominator,
                    the lesser of

                              (a)  1.25 times the
                         dollar limitation
                         (adjusted, if necessary)
                         for such year, or

                              (b)  1.4 times one
                         hundred percent (100%) of
                         the Member's Average
                         Compensation for the high
                         three (3) years
                         (adjusted, if necessary).

                    B.   Notwithstanding the
               above, if the Employee was a
               participant as of the first day of
               the first Limitation Year beginning
               after December 31, 1986, in one or
               more defined benefit plans
               maintained by the Employer which
               were in existence on May 6, 1986,
               the denominator of this fraction
               will not be less than one hundred
               twenty-five percent (125%) of the
               sum of the Annual Benefits under
               such plans which the Employee had
               accrued as of the close of the last
               Limitation Year beginning before
               January 1, 1987, disregarding any
               changes in the terms and conditions
               of the plans after May 5, 1986.
               The preceding sentence applies only
               if the defined benefit plans
               individually and in the aggregate
               satisfied the requirements of Code
               Section 415 as in effect for all
               Limitation Years beginning before
               January 1, 1987.

     IV.  Definitions

          1.   Employer:  The Company and any other
     Employer that adopts this Plan. In the case of a group of employers which constitutes a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h)) or which constitutes trades and businesses (whether or not incorporated) which are under common control (as defined in Section 414(c) as modified by
     Section 415(h)) or an affiliated service group (as defined in Section 414(m)), all such employers shall be considered a single Employer for purposes of applying the limitations of these sections.

          2.   Excess Amount:  The excess of the Member's
     Annual Additions for the Limitation Year over the Maximum Permissible Amount.

          3. Limitation Year: A twelve (12) consecutive month period ending on December 31.

          4.   Maximum Permissible Amount:  For a
     Limitation Year, the Maximum Permissible Amount with respect to any Member shall be the lesser of:

               A.   $30,000 (or, if greater, one-fourth
          (1/4) of the defined benefit dollar
          limitation set forth in Section 415(b)(1)(A) of the Code as in effect for the Limitation
          Year), or

               B.   Twenty-five percent (25%) of the
          Member's Compensation for the Limitation
          Year.

          The Compensation limitation referred to in subparagraph B above shall not apply to:

               (i)  Any contribution for medical
          benefits (within the meaning of Code
          Section 419A(f)(2)) after separation from service which is otherwise treated as an Annual Addition, or

               (ii) Any amount otherwise treated as an
          Annual Addition under Code Section 415(l)(1).

          5. Compensation: For purposes of determining compliance with the limitations of Code Section 415, Compensation shall mean a Member's wages within the meaning of Code Section 3401(a) and including all other payments of compensation to a Member (in the course of employment with an Employer maintaining the
     Plan) for which such Employer is required to furnish the Member a written statement under Sections
     6041(d), 6051(a)(3) and 6052 of the Code, but
     excluding any amounts paid or reimbursed by the Employer for moving expenses incurred by the Member, to the extent that at the time of payment it is reasonable to believe these amounts are deductible by the Member under Section 217 of the Code.

     For purposes of applying the limitations in this Section, amounts included as compensation are those actually paid or made available to a Member within the Limitation Year. Compensation shall be limited to $150,000 (unless adjusted in the same manner as permitted under Code Section 415(d)).
     Notwithstanding anything to the contrary in the definition, Compensation shall include any and all items which may be includable in Compensation under
     Section 415(c)(3) of the Code.

          6.   Average Compensation:  The average
     Compensation during a Member's high three (3) years of service, which period is the three (3) consecutive calendar years (or the actual number of consecutive years of employment for those Employees who are employed for less than three (3) consecutive years with the Employer) during which the Employee had the greatest aggregate Compensation from the Employer.

          7. Annual Benefit: A benefit payable annually in the form of a straight life annuity (with no ancillary benefits) under a plan to which Employees do not contribute and under which no rollover contributions are made.

          8.   Annual Additions:  With respect to each
     Limitation Year, the total of the Employer Matching
     Contributions, Pre-Tax Contributions, After-Tax
     Contributions, if any, Forfeitures and amounts described in Code Sections 415(l) and 419A(d)(2) which are allocated to a Member's Account.

    5.4 Valuation of Trust Fund: A valuation of the Trust Fund shall be made as of each Valuation Date. For the purposes of each valuation, the assets of the Trust Fund shall be valued at the respective current market values, and the amount of any obligations for which the Trust Fund may be liable, as shown on the books of the Trustee, shall be deducted from the total value of the assets. For the purposes of maintenance of books of account in respect of properties constituting the Trust Fund, and of making any such valuation, the Trustee shall account for the transactions of the Trust Fund on a modified cash basis.

    5.5 Recognition of Different Investment Funds: As provided in Article IX, the Committee shall establish, in addition to the Company Stock Fund, at least three (3) Investment Funds, and each Member shall direct, within the limitations set forth in Section 9.3, what portion of the balance in his Accounts shall be deposited in each Investment Fund. Consequently, when appropriate, a Member may have an Employer Contribution Account, a Pre-Tax Contribution Account, an After-Tax Contribution Account and a Rollover Account in each such Investment Fund, and the allocations described in Section 5.2 shall be adjusted in such manner as is appropriate to recognize the existence of the Investment Funds. Because Members have a choice of Investment Funds, any reference in this Plan to an Employer Contribution Account, a Pre-Tax Contribution Account, an After-Tax Contribution Account or a Rollover Account shall be deemed to mean and include all accounts of a like nature which are maintained for the Member under each Investment Fund.


                           ARTICLE VI

                      VOLUNTARY WITHDRAWALS

    6.1 Withdrawal from After-Tax Contribution Account: Each Member of the Plan who is an Employee, in accordance with procedures established by the Committee, may withdraw without penalty or suspension all or a part of his After-Tax Contributions (including earnings thereon), if any, which have been credited to such Account for at least twenty-four (24) months.

    6.2 Withdrawal from Employer Contribution Account: In accordance with procedures established by the Committee, a Member who is an Employee may withdraw without penalty or suspension all or part of his Employer Matching Contributions (including earnings thereon), to the extent vested, so long as such contributions were made prior to October 1, 1991. Withdrawals of Employer Matching Contributions made after September 30, 1991 shall not be permitted under the Plan. Withdrawals of Employer Matching Contributions shall be deemed to come first from a Member's Pre-October 1988 Employer Contribution Account, if applicable, and then from his Post-October 1988 Employer Contribution Account. Before he is eligible to withdraw amounts from his Employer Contribution Account, a Member must first have withdrawn the total amount of his After-Tax Contributions, if any, that has been credited to his Account for at least twenty-four (24) months.

          If a Member is not one hundred percent (100%) vested in his Employer Contribution Account when he makes a withdrawal pursuant to this Section, such Member's vested portion in his Employer Contribution Account shall thereafter be determined by the formula "X=P(AB+D)-D," where X is the vested Employer Matching Contributions in his Account, P is the vested percentage at the relevant time, AB is the balance of his Employer Contribution Account at the relevant time, and D is the amount of the distribution.

    6.3   Withdrawal from Pre-Tax Contribution and Rollover
Accounts: Any Member who is an Employee and who has attained age 591/2 may withdraw, in accordance with procedures established by the Committee, all or any part of his Pre-Tax Contribution Account and his Rollover Account. Before making a withdrawal under this Section, a Member must first have withdrawn the total eligible amounts from his After-Tax Contribution Account, if any, and Employer Contribution Account, and he must withdraw all amounts from his Rollover Account, if any, before withdrawing from his Pre-Tax Contribution Account. A withdrawal from the Pre-Tax Contribution and Rollover Accounts under this Section shall not affect the Member's remaining rights hereunder.

    6.4 Hardship Withdrawals: A Member who is an Employee may at any time file with the Committee, in accordance with procedures established by the Committee, a request for a hardship withdrawal from his Pre-Tax Contribution Account. The approval or disapproval of such request shall be made within the sole discretion of the Committee, except that the Committee shall not approve any such request for a withdrawal unless it has been presented a certification by the Member that he is facing a hardship creating an immediate and substantial financial need and that the resources necessary to satisfy that financial need are not reasonably available from other sources of the Member. A Member must first have withdrawn any available amount credited to his After-Tax Contribution Account, if any, Employer Contribution Account and Rollover Account, if any, and taken all distributions and loans otherwise available under all employee plans maintained by his Employer, in order to be permitted to make a hardship withdrawal from his Pre-Tax Contribution Account. The amount of the hardship withdrawal shall be limited to that amount which the Committee determines to be required to meet the immediate financial need created by the hardship and may be increased to include anticipated federal and state income taxes and penalties resulting from the distribution. The amount available to a Member for a hardship withdrawal consists of the amount of Pre-Tax Contributions and earnings thereon as of December 31, 1988, plus Pre-Tax Contributions made thereafter, but not exceeding the total value of the Member's Pre-Tax Contribution Account. The hardship withdrawal shall be made in cash as soon as practicable after the Member submits the hardship request, and the dollar amount withdrawn shall be determined by reference to the value of the Pre-Tax Contribution Account as of the Valuation Date concurrent with or next preceding the date on which the request was made, plus the net dollar amount of his Pre-Tax Contributions for the month within which the withdrawal occurs, to the extent such Contributions were not already included in the value of such Account. The following standards (or such other standards as may be set forth by the Commissioner of Internal Revenue in documents of general applicability) shall be applied on a uniform and non-discriminatory basis in determining the existence of a hardship:

          (a)  medical expenses described in Code
     Section 213(d) incurred (and/or expected to be incurred as evidenced by a written estimate thereof) by the Member, his spouse, or any dependents of the Member (as defined in Code Section 152);

          (b) purchase (excluding mortgage payments) of a principal residence for the Member;

          (c) payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Member, his spouse, children, or dependents; or

          (d)  the need to prevent the eviction of the
     Member from his principal residence or foreclosure on the mortgage of the Member's principal residence.

          A person shall be considered to be a dependent of the Member if the Member certifies that he reasonably expects to be entitled to claim that person as a dependent for Federal income tax purposes for a calendar year coinciding with the Plan Year in which the certification of hardship is made.

          A Member who receives a hardship withdrawal shall be prohibited from making Pre-Tax Contributions to this Plan and all other plans maintained by the Employer (except "welfare plans" as defined in Section 3(1) of ERISA) for the twelve (12) full consecutive calendar months following the date of the request's approval. In addition, the dollar limitation described in
Section 4.1 shall be reduced (but not below zero) in the Plan Year following the hardship withdrawal by the amount of Pre-Tax Contributions made by the Member in the Plan Year during which the withdrawal was made.

    6.5 Designation of Investment Funds for Withdrawals: A Member may designate which Investment Funds he wants to be liquidated to provide for the amount of the withdrawal. If the Member fails to designate which Investment Funds are to be liquidated, the Investment Funds will be liquidated on a pro rata basis within each Account from which a withdrawal is being made.

    6.6 Loans: A Member who is an Employee and, to the extent not resulting in discrimination prohibited by Section 401(a)(4) of the Code, any other Member or any Beneficiary (including an "alternate payee" within the meaning of Code Section 414(p)(8)) who is a "party in interest" with respect to the Plan within the meaning of ERISA Section 3(14) and who must be eligible to obtain a Plan loan in order for the exemption set forth in 29 C.F.R.
Section 2550.408b-1 to apply to the Plan (hereinafter "Borrower"), may apply for a loan, in accordance with procedures established by the Committee, in the following order: from his Pre-Tax Contribution Account, his Rollover Account, if any, the vested portion of his Post-October 1988 Employer Contribution Account, the vested portion of his Pre-October 1988 Employer Contribution Account and his After-Tax Contribution Account, if any, maintained by or for the Borrower in the Trust Fund; and the Committee in its sole discretion may permit such a loan. Such Account(s), to the extent of the loan amount, shall be automatically segregated from the general investments of the Trust Fund and shall be invested in such Member's Loan Account, as described in Section 9.3, until the loan is repaid, notwithstanding anything in the Plan to the contrary. Loans shall be granted in a uniform and non-discriminatory manner on terms and conditions determined by the Committee which shall not result in more favorable treatment of highly compensated employees and shall be set forth in written procedures promulgated by the Committee in accordance with applicable governmental regulations. All such loans shall also be subject to the following terms and conditions:

          (a) The amount of the loan, when added to the amount of any outstanding loan or loans to the Borrower from any other plan of the Employer or an Affiliate which is qualified under Code
     Section 401(a), shall not exceed the lesser of
     (i) $50,000, reduced by the excess, if any, of the Borrower's highest outstanding balance of loans from all such plans during the one (1) year period ending on the day before the date on which such loan was made, over the outstanding balance of loans to the Borrower from the Plan on the date on which such loan was made or (ii) fifty percent (50%) of the present value of the Borrower's vested Account balance under the Plan. In no event shall a loan of less than $500 be made to a Borrower. A Borrower may not have more than two (2) loans outstanding at a time under this Plan, and no more than two (2) loans may be obtained during any twelve (12) month period from the effective date of the first loan. If a Borrower with two (2) outstanding loans wishes to apply for a third loan under the Plan, he must first pay, in a single lump-sum payment of cash, the remaining balance of one of the outstanding loans.

          (b)  The loan shall be for a term of at least one
     (1) year and not to exceed five (5) years, unless the loan is used to acquire any dwelling unit which within a reasonable time is to be used as a principal residence of the Borrower. A loan for the purchase of a principal residence shall be for a term not to exceed ten (10) years. The loan shall be evidenced by a note signed by the Borrower. The loan shall be payable in equal installments of principal and interest, payable no less frequently than monthly, and shall bear interest at a reasonable rate which shall be determined by the Committee on a uniform and consistent basis and set forth in the procedures in accordance with applicable governmental regulations.
     Payments by a Borrower who is an Employee receiving compensation from the Employer will be made by means of payroll deduction from the Borrower's compensation. If the Borrower is not receiving compensation from the Employer, the loan repayment shall be made in accordance with the terms and procedures established by the Committee. A Borrower may repay an outstanding loan in full at any time.

          (c) In the event an installment payment is not paid within seven (7) days following the monthly due date, the Committee shall give written notice to the Borrower sent to his last known address. If such installment payment is not made within ninety (90) days thereafter, the Committee shall proceed with foreclosure in order to collect the full remaining loan balance or shall make such other arrangements with the Borrower as the Committee deems appropriate.
     Foreclosures need not be effected until occurrence of a distributable event under the terms of the Plan, and no rights against the Borrower or the security shall be deemed waived by the Plan as a result of such delay.

          (d) The unpaid balance of the loan, together with interest thereon, shall become due and payable upon the date of distribution of the Account and the Trustee shall first satisfy the indebtedness from the amount payable to the Borrower or to the Borrower's
     Beneficiary before making any payments to the Borrower or to the Beneficiary.

          (e) Any loan to a Borrower under the Plan shall be adequately secured. Such security shall include a pledge of a portion of the Borrower's right, title and interest in the Trust Fund which shall not exceed fifty percent (50%) of the present value of the Borrower's vested Account balance under the Plan as determined immediately after the loan is extended.
     Such pledge shall be evidenced by the execution of a promissory note by the Borrower which shall grant the security interest and provide that, in the event of any default by the Borrower on a loan repayment, the Committee shall be authorized to take any and all appropriate lawful actions necessary to enforce collection of the unpaid loan.

          (f) A request by a Borrower for a loan shall be made in accordance with such procedures as the Committee shall establish and shall specify the amount of the loan and the Account(s) from which the loan is to be made, in the order listed above. If a Borrower's request for a loan is approved, the Trustee shall make the loan in a lump-sum payment of cash to the Borrower. The cash for such payment shall be obtained by liquidating the vested interests in the Investment Fund or Funds that are credited to the Account of the Borrower and in the order designated by the Borrower.

          (g) A loan to a Borrower shall be considered an investment of the separate Account(s) of the Borrower from which the loan is made. To the extent that a loan has been made from a Borrower's Pre-Tax
     Contribution, After-Tax Contribution, or Rollover
     Accounts, the loan repayments shall be invested according to the Borrower's then-current designations for investments of Pre-Tax Contributions. If the Borrower is not currently making Pre-Tax
     Contributions, he must make a special investment election, and loan repayments will then be invested in accordance with such election. Repayments of loans from a Borrower's Employer Contribution Account shall be invested in Company Stock.

    6.7 Form of Withdrawals: Except as otherwise provided hereunder, all withdrawals from the Plan under this Article VI shall be made in a single cash payment. Withdrawals from either Fund S or Fund P shall be made in full shares of the stock in which the applicable Fund is invested (plus cash equal to the value of fractional shares and any uninvested cash), provided that the number of shares withdrawn from such Fund equals at least twenty (20), unless the Member elects to receive the withdrawal in cash. Irrespective of the foregoing, all hardship withdrawals and loans shall be made in cash. The provisions of
Section 8.5 shall apply to withdrawals from the Plan under this
Article VI.

                           ARTICLE VII

                        MEMBERS' BENEFITS

    7.1   Retirement of Members on or after Normal Retirement
Date: A Member shall be vested in the entire amount in his Account upon attainment of age sixty-five (65) prior to terminating Service. A Member who retires on or after his Normal Retirement Date or during the period between his sixty-fifth
(65th) birthday and his Normal Retirement Date shall be entitled to receive the entire amount in his Account. The "entire amount" in such Member's Account at termination of employment shall include any Pre-Tax Contributions and Employer Matching Contributions to be made as of the end of the month in which termination of Service occurs. Payment of benefits due under this Section shall be made in accordance with Section 8.1.

    7.2 Disability of Members: If the Committee shall find and advise the Trustee that Service of a Member has been terminated because of a Total and Permanent Disability (as hereinafter defined), such Member shall become entitled to receive the entire amount in his Account. The "entire amount" in such Member's Account shall include any Pre-Tax Contributions and Employer Matching Contributions to be made as of the end of the month in which termination of Service occurs. Payment of benefits due under this Section shall be made in accordance with Section 8.1.

          For purposes of the Plan, the term "Total and Permanent
Disability" means a disability which qualifies the Member for long-term disability benefits under a Company-sponsored disability plan.

    7.3 Death of Members: In the event of the termination of Service of any Member by death, and after receipt by the Committee of acceptable proof of death, his Beneficiary shall be entitled to receive the entire amount in the Member's Account. The "entire amount" in such Member's Account shall include any Pre-Tax Contributions and Employer Matching Contributions to be made as of the end of the month in which termination of Service occurs. Payment of benefits due under this Section shall be made in one (1) lump sum.

    7.4 Other Termination of Service: In the event of termination of Service of any Member for any reason other than retirement on or after his Normal Retirement Date, disability or death, a Member shall, subject to the further provisions of this Plan, be entitled to receive the entire amount credited to his After-Tax Contribution Account, Pre-Tax Contribution Account and Rollover Account, plus any of his Pre-Tax Contributions made for the month of termination of Service, but not yet allocated. In addition, if the Member has completed at least four (4) years of Service, he will be eligible to receive 100% of his Employer Contribution Account, including any Employer Matching Contribution to be made as of the end of the month in which termination of Service occurs. Upon termination of Service by a Member who has not completed four (4) years of Service, the following schedule will apply:

          Years of Service     Vested Percent

          Less than 1                20%
                    1                40%
                    2                60%
                    3                80%
            4 or more               100%

The non-vested portion of the Employer Contribution Account of a terminated Member shall be a Forfeiture which shall be disposed of as provided in Section 4.8. Payment of benefits due under this Section shall be made in accordance with Section 8.1.

          If a Member terminates his Service and thereafter recommences such Service before he incurs five (5) consecutive one (1) year Breaks In Service, any amounts forfeited from the prior Employer Contribution Account of such Member upon his earlier termination of Service shall be reinstated to his post-October 1988 Employer Contribution Account (as provided in
Section 4.2 hereof) within a reasonable time after repayment by the Member of the amount of his previous distribution. Such repayment must be made by means of a lump-sum cash payment and before the earlier of the close of the five (5) consecutive one
(1) year Breaks in Service or five (5) years from the date of the Member's recommencement of Service.

    7.5 Valuation Dates Determinative of Member's Rights: In the case of any Member whose Service is terminated for any reason, the amount to which such Member or his or her Beneficiary is entitled upon such termination of Service shall be determined as of the Valuation Date next preceding the date of the distribution.


                          ARTICLE VIII

                       PAYMENT OF BENEFITS

    8.1   Payment of Benefits:

          (a)  Form of Benefits:  Upon a Member's
     entitlement to payment of benefits under Section 7.1,
     7.2 or 7.4, he shall apply to the Committee, in accordance with the procedures established by the Committee, for payment of his benefits. The
     Committee shall direct the Trustee to distribute benefits in the method elected by the Member.
     Payment of a Member's benefits will be made, at the election of the Member, by payment in one (1) lump-sum or one hundred twenty (120) equal monthly installments.

               (i)  Lump-Sum Distribution:  The normal
          form of distribution under the Plan shall be a lump-sum distribution. The amount which a Member, former Member or Beneficiary is entitled to receive from his Account(s) at any time and from time to time may be paid in cash or, to the extent that such Account(s) have been invested in Fund S or Fund P, in full shares of the stock in which the applicable such Fund is invested, provided that the number of shares to be distributed from the Fund equals at least twenty (20), or in any combination thereof, provided no discrimination in value results therefrom.
          The amount which a Member, former Member or Beneficiary is entitled to receive from his Employer Contribution Account at any time and from time to time shall be paid in shares of the stock in which it is invested, unless such Member has elected to receive the vested balance in his Employer Contribution Account in cash.

               (ii) Equal Monthly Installments:  In
          lieu of receiving a lump-sum distribution as provided in subparagraph (i) above, a Member may elect to have the value of his Account(s) distributed to the Member in one hundred twenty (120) substantially equal monthly payments. The amount payable in any one (1)
          Plan month shall be equal to the total vested value of the Member's Account as of the Valuation Date next preceding the date of the distribution, multiplied by a fraction the numerator of which shall be one (1) and the denominator of which shall be the number of monthly payments, including the payment to be currently made, remaining in the distribution period. The remainder of the Member's
          Account shall be subject to a reasonable charge for any Trustee's fees and expenses attributable to maintaining that Account, but not in excess of the income earned in such Account. In the event of the Member's death prior to the one hundred twentieth (120th) payment, the balance of such account shall be paid in a lump sum to his designated
          Beneficiary or Beneficiaries or, if none, to his estate. An election to receive one hundred twenty (120) equal monthly installments must be received by, or mailed to, the Committee at least thirty (30) days prior to the payment date specified in
          Section 8.1(b); otherwise, payment will be made in a lump sum.

          (b) Timing of Benefits: The day following the date of the Member's termination of Service is the earliest date that payment of his or her benefits may commence. Payment of a Member's benefits shall be made or commence as soon as practicable after the date that the Member (or his or her beneficiary, in the event of the Member's death) applies for receipt of benefits in accordance with procedures established by the Committee, but in any event will automatically be made or commence prior to the expiration of sixty
     (60) days after the end of the Plan Year within which such Member's Normal Retirement Date occurs.

               If the amount to which a terminated Member
     (or Beneficiary) is entitled is not more than $3,500, such amount shall automatically be paid to the Member
     (or Beneficiary) as soon as practicable after his termination of employment; if such amount is in excess of $3,500, the distribution shall be made only upon the Member's (or Beneficiary's) election. If, however, (i) the Member fails to elect to commence receipt of benefits, distribution shall automatically be made within sixty (60) days after the end of the Plan Year in which occurs the earlier of the Member's death or his Normal Retirement Date or (ii) the Member's termination of Service occurs after his Normal Retirement Date, distribution shall automatically be made within sixty (60) days after the end of the Plan Year in which termination occurs.
     If a Member who is otherwise entitled to receive a distribution is re-employed by an Employer prior to receiving his distribution, such Member's Account shall not be distributed to him until his subsequent termination of Service. Prior to its distribution, a Member's Account shall remain invested in the Investment Funds in accordance with such Member's most recent investment directions, subject to such Member's right to redirect his investments under
     Section 9.4.

               Notwithstanding anything herein to the
     contrary, distribution of the Account of a Member who reaches age seventy and one-half (70 1/2) after December 31, 1988 will automatically commence no later than April 1 of the calendar year following the calendar year in which he reaches age seventy and one-half (70 1/2). The amount to be distributed each year to a Member must be at least an amount equal to the quotient obtained by dividing the Member's entire interest by the life expectancy of the Member or joint and life survivor expectancy of the Member and designated beneficiary. Life expectancy and joint and life survivor expectancy shall be computed by the use of the return multiples contained in Treasury
     Regulation Section 1.72-9. For purposes of this computation, a Member's life expectancy may be recalculated no more frequently than annually;
     however, the life expectancy of a non-Spouse beneficiary may not be recalculated. If the Member's
     Spouse is not the designated beneficiary, the method of distribution selected must ensure that more than fifty percent (50%) of the present value of the amount available for distribution is paid within the life expectancy of the Member.

    8.2 Presenting Claims for Benefits: Any Member or the Beneficiary of any deceased Member may submit written application to the Committee for the payment of any benefit asserted to be due him under the Plan. Such application shall set forth the nature of the claim and such other information as the Committee may reasonably request. Promptly upon the receipt of any application required by this Section, the Committee shall determine whether or not the Member or Beneficiary involved is entitled to a benefit hereunder and, if so, the amount thereof and shall notify the claimant of its findings.

          If a claim is wholly or partially denied, the Committee shall so notify the claimant within ninety (90) days after receipt of the claim by the Committee, unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the end of the initial ninety (90) day period. In no event shall such extension exceed a period of ninety (90) days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render its final decision. Notice of the Committee's decision to deny a claim in whole or in part shall be set forth in a manner calculated to be understood by the claimant and shall contain the following:

          (i)  the specific reason or reasons for the
     denial,

          (ii) specific reference to the pertinent Plan provisions on which the denial is based,

          (iii)     a description of any additional
     material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and

          (iv) an explanation of the claims review procedure set forth in Section 8.3 hereof.

If notice of denial is not furnished, and if the claim is not granted within the period of time set forth above, the claim shall be deemed denied for purposes of proceeding to the review stage described in Section 8.3.

    8.3 Claims Review Procedure: If an application filed by a Member or Beneficiary under Section 8.2 above shall result in a denial by the Committee of the benefit applied for, either in whole or in part, such applicant shall have the right, to be exercised by written application filed with the Committee within sixty (60) days after receipt of notice of the denial of his application or, if no such notice has been given, within sixty
(60) days after the application is deemed denied under
Section 8.2, to request the review of his application and of his entitlement to the benefit applied for. Such request for review may contain such additional information and comments as the applicant may wish to present. Within sixty (60) days after receipt of any such request for review, the Committee shall reconsider the application for the benefit in light of such additional information and comments as the applicant may have presented, and if the applicant shall have so requested, shall afford the applicant or his designated representative a hearing before the Committee. The Committee shall also permit the applicant or his designated representative to review pertinent documents in its possession, including copies of the Plan document and information provided by the Employer relating to the applicant's entitlement to such benefit. The Committee shall make a final determination with respect to the applicant's application for review as soon as practicable, and in any event not later than sixty (60) days after receipt of the aforesaid request for review, except that under special circumstances, such as the necessity for holding a hearing, such sixty (60) day period may be extended to the extent necessary, but in no event beyond the expiration of one hundred twenty (120) days after receipt by the Committee of such request for review. If such an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the applicant prior to the commencement of the extension. Notice of such final determination of the Committee shall be furnished to the applicant in writing, in a manner calculated to be understood by him, and shall set forth the specific reasons for the decision and specific references to the pertinent provisions of the Plan upon which the decision is based. If the decision on review is not furnished within the time period set forth above, the claim shall be deemed denied on review.

    8.4 Disputed Benefits: If any dispute still exists between a Member or a Beneficiary and the Committee after a review of the claim or in the event any uncertainty shall develop as to the person to whom payment of any benefit hereunder shall be made, the Trustee may withhold the payment of all or any part of the benefits payable hereunder to the Member or Beneficiary until such dispute has been resolved by a court of competent jurisdiction or settled by the parties involved.

    8.5   Member's Right to Transfer Eligible Rollover
Distribution: Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For the purposes of this Section 8.5, the following definitions are applicable:

          (a) Eligible rollover distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          (b)  Eligible retirement plan.  An eligible
     retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in
     Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution.
     However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

          (c)  Distributee.  A distributee includes an
     employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in
     Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

          (d) Direct rollover. A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.


                           ARTICLE IX

                        TRUST AGREEMENT;
             INVESTMENT FUNDS; INVESTMENT DIRECTIONS

    9.1 Trust Agreement: The Company has entered into a Trust Agreement governing the administration of the Trust, as amended and restated effective as of January 1, 1994, under which Bank of Oklahoma, N.A., a national banking association with its principal place of business in Tulsa, Oklahoma, serves as Trustee, and the provisions of which are herein incorporated by reference as fully as if set out herein.

    9.2 Investment Funds: The Trustee shall divide the Trust Fund into four (4) or more separate Investment Funds selected by the Committee for investment purposes. At least one (1) of the Funds shall be a Company Stock Fund, and at least one (1) shall be a Short-Term Investment Fund. Such Funds shall also include a frozen Fund invested in the common stock of Pennzoil Company ("Pennzoil Stock").

          (a) Short-Term Investment Fund (Fund A). Fund A shall be invested in certificates of deposit, high-grade commercial paper, Treasury Bills or various other short-term investment vehicles selected by the Trustee to maximize current income while preserving capital and maintaining liquidity.

          (b)  Company Stock Fund (Fund P), consisting
     solely of the common stock of the Company ("Company
     Stock"), par value $0.01.

          (c) Pennzoil Stock Fund (Fund S). Fund S shall consist solely of Pennzoil Stock, par value
     $0.83 1/3. This Fund S is a frozen fund in which no further contributions of or for any Member may be invested. Any Member contributions to the Plan made on or after December 1, 1992 that are directed to be invested in Fund S shall instead be invested in Fund A (but shall be reflected as a cash balance in Fund S). After December 31, 1993, any such contributions that are directed to be invested in Fund S shall instead be invested in Fund A and reflected in Fund A. Effective December 1, 1992, all amounts constituting income of Fund S shall be reinvested (i) in Fund P to the extent that such income is income of the Member's Employer
     Contribution Account(s) in Fund S and (ii) as follows to the extent that such income is income of any of the Member's other Account(s) within Fund S: Income earned from December 1, 1992 through May 31, 1993 shall be reinvested in Fund A (but shall be reflected as a cash balance in Fund S) and income earned from and after June 1, 1993 shall be reinvested according to the Member's current investment directions for Pre-Tax Contributions. If a Member is not currently making Pre-Tax Contributions to the Plan, he must make a special investment election for the investment of such income. Transfers, withdrawals and loans shall continue to be allowed out of Fund S.

          Contributions shall be paid into the Investment Funds pursuant to the directions of the Members given in accordance with the provisions of Sections 9.3 and 9.4. Except as otherwise provided herein, interest, dividends and other income and all profits and gains produced by each such Investment Fund shall be paid into such Investment Fund, and such interest, dividends and other income or profits and gains, without distinction between principal and income, may be invested and reinvested but only in the property hereinabove specified for the particular Investment Fund.

          Notwithstanding any provision in this Section 9.2 to the contrary, the Committee may direct the Trustee to invest
(i) Pre-Tax or Employer Matching Contributions in short-term fixed income investments which are acceptable to the Trustee or in the suspense account to be maintained in each Investment Fund during the period from the date of any such Contribution until the next Valuation Date or (ii) all or any portion of the Trust Fund attributable to any terminated or retired Member or attributable to any Member who is expected to retire or to terminate his Service within one (1) year, in one (1) or more fixed income investments which are acceptable to the Trustee. The fixed income investments authorized by this Section shall include, but not be limited to, certificates of deposit, savings accounts, or United States Treasury bills or notes.

    9.3 Investment Directions of Members: By written notice to the Committee in the manner prescribed by it, each Member may direct that his or her Pre-Tax Contributions, and the earnings and accretions thereon, be invested in such percentages (in five percent (5%) increments) as he may designate among the Investment Funds specified by the Committee.

          A Rollover Amount transferred to the Plan by a Member shall be invested pursuant to a Member's then-current investment directions for his Pre-Tax Contributions. If a Member is not currently making Pre-Tax Contributions, he must make a special investment election for the investment of his Rollover Amount. Any Member's direction for investment in Fund S shall be governed by the provisions of Section 9.2(c) until the direction is changed by the Member. To the extent that a Member fails to direct the manner of investing his Pre-Tax Contributions and/or Rollover Amount(s) as provided herein, such Member shall be deemed to have elected to invest only in Fund A. Effective with the Employer Matching Contribution made for December 1992, Employer Matching Contributions on behalf of each Member shall be invested solely in Fund P.

          If a Member makes a loan from his Account(s), as provided in Section 6.6, the amount of his outstanding loan balance and any interest accrued thereon shall be maintained in a separate Loan Account Fund for each Member. Loan proceeds shall be invested pursuant to the provisions of Section 6.6(g).

    9.4 Change of Investment Directions: Each Member may, in accordance with procedures established by the Committee, direct that the investment of his future Pre-Tax Contributions or existing Pre-Tax Contributions, After-Tax Contribution and Rollover Account balances, in the aggregate, be changed among the various authorized Investment Funds available under Section 9.3. A Member may change the investment of his Pre-Tax Contribution, After-Tax Contribution and Rollover Accounts, in the aggregate, by electing either to reinvest the total amount of such Account balances or to reinvest only the total amount of such balances invested in any one or more Investment Fund. Any such change of investment directions shall not be allowed more than twelve (12) times each Plan Year and shall be made as provided in
Section 4.5. A Member cannot redirect the investment of his Post-October 1988 Employer Contribution Account other than to make a one-time election to direct the investment of the entire balance in this Account into Fund P, effective as of the first day of any month in accordance with procedures established by the Committee.

          A change in a Member's investment directions for only his future Pre-Tax Contributions does not affect the investment of his existing Accounts.

          If the Committee shall delete any of the Investment Funds offered under the Plan, a Member shall have the opportunity to make a one-time election to transfer the balance in such deleted Funds to one or more remaining Funds. To the extent a Member fails to make such an election, the Member will be deemed to have elected to invest the balance of the deleted Fund only in Fund A.

    9.5 Benefits Paid Solely from Trust Fund: All of the benefits to be paid under Article VIII shall be paid by the Trustee out of the Trust Fund to be administered under such Trust Agreement. No fiduciary shall be responsible or liable in any manner for payment of any such benefits, and all Members hereunder shall look solely to such Trust Fund and to the adequacy thereof for the payment of any such benefits of any nature or kind which may at any time be payable hereunder.

    9.6 Committee Directions to Trustee: The Trustee shall make only such distributions and payments out of the Trust Fund as have been authorized under procedures established by the Committee. The Trustee shall not be required to determine or make any investigation to determine the identity or mailing address of any person entitled to any distributions and payments out of the Trust Fund and shall have discharged its obligation in that respect when it shall have sent certificates and checks or other papers by ordinary mail to such persons and addresses as may be certified to it by the Committee.

    9.7   Authority to Designate Investment Manager:  The
Committee (as defined in Section 2.1) may appoint an investment manager or managers to manage (including the power to acquire and dispose of) any assets of the Trust Fund in accordance with the terms of the Trust Agreement and ERISA.

    9.8   Purchase, Sale and Voting of Company Stock and Pennzoil
Stock:

          (a)  Purchase and Sale:  The shares of Company
     Stock from time to time required to be purchased for purposes of the Plan shall be purchased by the Trustee from such source and in such manner as the Trustee from time to time in its sole discretion may determine. If the Trustee and the Company so agree, any such shares may be purchased in the open market or from the Company and may be either treasury stock or newly issued stock, and shall be purchased at a price per share not in excess of (A) if the shares of Company Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Company Stock on the principal such national securities exchange on that date or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (B) if the shares of Company Stock are not so listed but are quoted in the NASDAQ National Market System, the mean between the highest and lowest sales price per share of Company Stock reported on the NASDAQ National Market
     System on that date or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or (C) if the Company Stock is not so listed or quoted, the mean between the closing bid and asked price on that date or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported on NASDAQ or, if not reported on NASDAQ, by the National Quotation Bureau, Inc.

               The shares of Pennzoil Stock and Company
     Stock held by the Trustee under the Plan shall be registered in the name of the Trustee or its nominee, but shall not be voted by the Trustee or such nominee except as provided in this Section 9.8.

               In the event that any option, right or
     warrant shall be received by the Trustee on Pennzoil
     Stock or Company Stock, the Trustee shall sell the same, at public or private sale and at such price and upon such other terms as it may determine, and credit the proceeds thereof to the respective accounts of the Members, ratably in accordance with their interests therein, unless the Trustee shall determine that such option, right or warrant should be exercised, in which case the Trustee shall exercise the same upon such terms and conditions as it may determine.

          (b)  Voting:  The Trustee, itself or by its
     nominee, shall be entitled to vote, and shall vote, shares of Company Stock and Pennzoil Stock in the accounts of Members as follows:

               (i)  The Company shall adopt reasonable
          measures to notify the Member of the date and purposes of each meeting of stockholders of the Company or of Pennzoil Company
          ("Pennzoil") at which holders of shares of Company Stock or Pennzoil Stock (as applicable) shall be entitled to vote, and to request instructions from the Member to the Trustee as to the voting at such meeting of full shares of Company Stock or Pennzoil
          Stock (as applicable) in the Account(s) of each Member, whether or not vested.

               (ii) In each case, the Trustee, itself
          or by proxy, shall vote full shares of
          Company Stock or Pennzoil Stock (as
          applicable) in such Account(s) of the Member in accordance with the confidential instructions of the Member.

               (iii)     If five (5) business days
          prior to the date of such meeting of
          stockholders of the Company or Pennzoil the Trustee shall not have received instructions from the Member in respect of any shares of Company Stock or Pennzoil Stock (as applicable) in such Account(s) of the Member, the Trustee shall vote such shares of stock as it shall determine to be in the best economic interest of such Member. The
          Trustee shall also have the right to vote, in its sole discretion, all fractional shares in such Account(s).

    9.9 Tender and Exchange Offers of Company Stock and Pennzoil Stock: In the event that a tender offer, which is subject to Section 14(d) of the Securities Exchange Act of 1934, as amended, is made for the shares of Company Stock or Pennzoil Stock, or an offer to exchange securities of another company for Company Stock or Pennzoil Stock, which is subject to the Securities Act of 1933, as amended, is made, the Committee and the Trustee shall utilize their best efforts to notify each affected Member and to cause to be distributed to him such information as will be distributed to the shareholders of the Company or of Pennzoil (as applicable) generally in connection with any such tender or exchange offer. Each affected Member shall also be provided a form, prescribed by the Committee, by which the Member shall direct the Trustee, confidentially, in writing, as to what action (if any), as set forth below, to take on behalf of that Member with respect to the Company Stock or Pennzoil Stock (as applicable) allocated to his Account(s). If the Trustee does not receive such written directions from a Member, the Trustee shall not tender or offer to exchange any shares held in the Member's Account(s).

          (a) Cash Tender Offer: In connection with a cash tender offer, a Member may direct the Trustee to tender any or all shares of Company Stock or Pennzoil
     Stock (as applicable), held in the Member's
     Account(s). Any cash received by the Trustee as a result of such tender offer shall be invested by the Trustee in Fund S or Fund P (as applicable), not for the purchase of stock but in short-term money-market investments on a temporary basis until otherwise invested by the Committee.

          (b)  Exchange Offer:  In connection with an
     exchange offer, a Member may direct the Trustee to offer to exchange any or all shares of Company Stock or Pennzoil Stock (as applicable) held in the Member's Account(s). Any property received by the Trustee in connection with such exchange shall be held by the Trustee under the Plan in separate accounts for the affected Members; however, if such property does not constitute "employer securities" qualifying for the favorable tax treatment afforded such securities under Section 402(a) of the Internal
     Revenue Code, the Trustee shall sell the property and the proceeds of such sale shall be invested by the Trustee in Fund D.

          (c) Tender and Exchange Offer: In connection with a combination tender and exchange offer, a Member may direct the Trustee to tender and offer for exchange all shares of Company Stock or Pennzoil
     Stock held in the Member's Account(s) with any cash received by the Trustee as a result of such tender treated as provided in (a) above and any property received by the Trustee in connection with the exchange treated as provided in (b) above.

          A tender or exchange offer direction given by a Member under this Section may be revoked by the Member by completion of the form prescribed therefor by the Committee and the filing of such form with the Trustee at least two (2) business days prior to the withdrawal-date deadlines provided for in the regulations with respect to tender or exchange offers prescribed by the Securities and Exchange Commission.

          The Trustee shall use its best efforts on a uniform and non-discriminatory basis with respect to the sale or exchange of the shares of Company Stock or Pennzoil Stock as directed by the Members. However, neither the Committee nor the Trustee insures that all or any part of the shares of Company Stock or Pennzoil Stock directed by a Member to be tendered or exchanged will be accepted under the tender or exchange offer. Any such shares not so accepted shall remain in the Member's Account(s) and the Member shall continue to have the same rights with respect to such shares as he had immediately prior to the Trustee's tendering of the shares.

          If a tender exchange offer is made, the Committee shall adopt such rules, prescribe the use of such special administrative forms and procedures, delegate such authority, take such action and execute such instruments or documents and do every other act or thing as shall be necessary or in its judgment proper for the implementation of this Section.

                            ARTICLE X

            ADOPTION OF PLAN BY OTHER ORGANIZATIONS;
                  SEPARATION OF THE TRUST FUND;
             AMENDMENT AND TERMINATION OF THE PLAN;
        DISCONTINUANCE OF CONTRIBUTIONS TO THE TRUST FUND

   10.1 Adoptive Instrument: Any corporation or other organization with employees, now in existence or hereafter formed or acquired which is not already an Employer under this Plan and which is otherwise legally eligible, may, with the approval of the Company by action of the Board of Directors, adopt and become an Employer under this Plan by executing and delivering to the Company and the Trustee an adoptive instrument specifying the classification of its Employees who are to be eligible to participate in the Plan and by agreeing to be bound as an Employer by all the terms of the Plan with respect to its eligible Employees. Any such approved organizations which shall adopt this Plan shall designate the Company as its agent to act for it in all transactions affecting the administration of the Plan and shall designate the Committee to act for such Employer and its Members in the same manner in which the Committee may act for the Company and its Members hereunder. The adoptive instrument shall specify the effective date of such adoption of the Plan and shall become, as to such adopting Employer and its Employees, a part of this Plan. The Company may, in its absolute discretion, terminate an adopting Employer's participation at any time when in its judgment such adopting Employer fails or refuses to discharge its obligations under the Plan.

   10.2 Separation of the Trust Fund: If any Employer shall desire to separate the interest of its Members in the Trust Fund, it may request such a separation in a notice in writing to the Company and the Trustee. Such separation shall then be made as of any specified date after service of such notice. In such event, the Trustee shall set apart that portion of the Trust Fund which shall be allocated to such Members pursuant to a valuation and allocation of the Trust Fund made in accordance with the procedures set forth in Sections 5.2 and 5.4, but as of the date when such separation of the Trust Fund shall be effective. Such portion may in the Trustee's discretion be set apart in cash or in kind out of the properties of the Trust Fund. That portion of the Trust Fund so set apart shall continue to be held by the Trustee as though such Employer had entered into the Trust Agreement as a separate trust agreement with the Trustee. Such Employer may in such event designate a new trustee of its selection to act as trustee under such separate trust agreement. Such Employer shall thereupon be deemed to have adopted the Plan as its own separate plan, and shall subsequently have all such powers of amendment or modification of such plan as are reserved herein to the Company.

   10.3 Termination, Amendment, Modification or Suspension of the Plan by the Company: The Company shall have the right to terminate, amend, modify or suspend this Plan and (with the consent of the Trustee) the Trust Agreement at any time and from time to time to any extent that it may deem advisable. Any such termination, amendment, modification or suspension shall be set out in an instrument in writing duly authorized by the Board of Directors and executed by the Company. No such termination, amendment, modification or suspension shall, however, increase the duties or responsibilities of the Trustee without its consent thereto in writing or have the effect of transferring to or vesting in any Employer any interest or ownership in any properties of the Trust Fund, or of permitting the same to be used for or diverted to purposes other than for the exclusive benefit of the Members and their Beneficiaries. No amendment shall decrease the Account of any Member or shall decrease any Member's vested interest in his Account. Notwithstanding anything herein to the contrary, the Plan or the Trust Agreement may be amended in such manner as may be required at any time to make it conform to the requirements of the Code or of any United States statutes with respect to employees' trusts, or of any amendment thereto, or of any regulations or rulings issued pursuant thereto, and no such amendment shall be considered prejudicial to any then existing rights of any Member or his Beneficiary under the Plan.

   10.4 Acceptance or Rejection of Amendment or Modification by Other Employers: The Company shall promptly deliver to each other Employer any amendment or modification to this Plan or the Trust Agreement. Each such Employer will be deemed to have consented to such amendment or modification unless it notifies the Company and the Trustee in writing within thirty (30) days after receipt of the amendment or modification that it does not consent thereto, and requests a separation of its interest in the Trust Fund in accordance with the provisions of Section 10.2, as of the first day of the month following such written notification to the Company and the Trustee.

   10.5 Termination of the Plan as to Other Employers: A termination of the Plan as to any particular Employer other than the Company (and only as to any such particular Employer) shall occur under the following circumstances:

          (a) The Plan may be terminated by the delivery to the Trustee of an instrument in writing approved and authorized by the board of directors of such Employer. In such event, termination of the Plan shall be effective as of any subsequent date specified in such instrument.

          (b)  Except as otherwise provided in
     Section 10.9, the Plan shall terminate effective as of the expiration of sixty (60) days following the merger into another corporation or dissolution of any Employer, or following any final legal adjudication of any Employer as a bankrupt or an insolvent, unless within such time a successor organization approved by the Company shall deliver to the Trustee a written instrument certifying that such organization has
     (i) become the Employer of more than fifty percent
     (50%) of those Employees of such Employer who are then Members under this Plan and (ii) adopted the Plan as to its Employees.

          (c) Upon such termination, the interests in the Plan of any Members of that Employer shall be fully vested as of the date of termination of the Plan as to that Employer and shall be payable in cash or in kind within six (6) months from the date of termination of the Plan.

   10.6   Liquidation and Distribution of Trust Fund Upon
Termination: In the event a complete or partial termination of the Plan with respect to any Employer shall occur, a separation of the Trust Fund with respect to the affected Members of such Employer shall be made as of the effective date of such termination of the Plan in accordance with the procedure set forth in Section 10.2. Following separation of the Trust Fund with respect to the Members of any Employer as to whom the Plan has been terminated, the assets and properties of the Trust Fund so set apart, other than common stock of the Company, shall be reduced to cash as soon as may be expeditious under the circumstances. Any administrative costs or expenses incurred incident to the final liquidation of such separate trust funds shall be paid by the Employer, except that in the case of bankruptcy or insolvency of such Employer any such costs shall be charged against the Trust Fund. Following such partial reduction of such Trust Fund to cash, the Accounts of the Members shall then be valued as provided in Sections 5.2 and 5.4 and shall be fully vested, whereupon each such Member shall become entitled to receive the entire amount in his Account in cash and/or common stock of Pennzoil Company, as directed by the Committee. The terminating Employer shall promptly advise the appropriate District Director of the Internal Revenue Service of such complete or partial termination. In the event of a complete termination of the Plan with respect to the Company, the provisions of this Section shall apply to all Members.

   10.7   Effect of Termination or Discontinuance of
Contributions: If any Employer shall terminate or partially terminate the Plan as to its Employees, then all amounts credited to the Accounts of the Members of such Employer with respect to whom the Plan has terminated shall become fully vested and non-forfeitable. If any Employer shall completely discontinue its Contributions to the Trust Fund or suspend its Contributions to the Trust Fund under such circumstances as to constitute a complete discontinuance of Contributions within the meaning of
Section 1.401-6(c) of the regulations under the Code, then all amounts credited to the Accounts of the Members of such Employer shall become fully vested and non-forfeitable, and throughout any such period of discontinuance of Contributions by an Employer all other provisions of the Plan shall continue in full force and effect with respect to such Employer other than the provisions for Contributions by such Employer.

          If the Company shall completely terminate the Plan, then all amounts credited to the Accounts of all Members shall become fully vested and non-forfeitable.

   10.8 Merger of Plan with Another Plan: In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to another trust fund held under, any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Members of this Plan, the assets of the Trust Fund applicable to such Members shall be transferred to the other trust fund only if:

          (a) Each Member would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated);

          (b) Resolutions of the board of directors of the Employer under this Plan, or of any new or successor employer of the affected Members, shall authorize such transfer of assets and, in the case of the new or successor employer of the affected Members, its resolutions shall include an assumption of liabilities with respect to such Members' inclusion in the new employer's plan; and

          (c)  Such other plan and trust are qualified
     under Sections 401(a) and 501(a) of the Code.

   10.9   Consolidation or Merger with Another
Employer: Notwithstanding any provision of this Article X to the contrary, upon the consolidation or merger of two or more Employers under this Plan with each other, the surviving Employer or organization shall automatically succeed to all the rights and duties under the Plan and Trust Agreement of the Employers involved, and their shares of the Trust Fund shall, subject to the provisions of Section 10.8, be merged and thereafter be allocable to the surviving Employer or organization for its Members and their Beneficiaries.


                           ARTICLE XI

                    MISCELLANEOUS PROVISIONS

   11.1 Terms of Employment: The adoption and maintenance of the provisions of this Plan shall not be deemed to constitute a contract between any Employer and Employee, or to be a consideration for, or an inducement or condition of, the employment of any person. Nothing herein contained shall be deemed to give to any Employee the right to be retained in the employ of an Employer or to interfere with the right of an Employer to discharge an Employee at any time, nor shall it be deemed to give to an Employer the right to require any Employee to remain in its employ, nor shall it interfere with any Employee's right to terminate his employment at any time.

   11.2 Controlling Law: Subject to the provisions of ERISA, this Plan shall be construed, regulated and administered under the laws of the State of Oklahoma.

   11.3 Invalidity of Particular Provisions: In the event any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan but shall be fully severable, and this Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

   11.4 Non-Alienation of Benefits: No benefit which shall be payable out of the Trust Fund to any person (including a Member or Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to the extent as may be required by law.

          This provision shall not apply to a "qualified domestic relations order" defined in Code Section 414(p) and those other domestic relations orders permitted to be so treated by the Committee under the provisions of the Retirement Equity Act of 1984. The Committee shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders.
Further, to the extent provided under a "qualified domestic relations order," a former spouse of a Member shall be treated as the spouse or surviving spouse for all purposes of the Plan. If the Committee receives a qualified domestic relations order with respect to a Member, the Committee may authorize the immediate distribution of the amount assigned to the Member's former spouse pursuant to such order, to the extent vested and permitted by law, from the Member's Accounts.

   11.5 Payments in Satisfaction of Claims of Members: Any payment or distribution to any Member or his legal representative or any Beneficiary in accordance with the provisions of this Plan shall be in full satisfaction of all claims under the Plan against the Trust Fund, the Trustee and the Employer. The Trustee may require that any distributee execute and deliver to the Trustee a receipt and a full and complete release as a condition precedent to any payment or distribution under the Plan.

   11.6 Payments Due Minors and Incompetents: If the Committee determines that any person to whom a payment is due hereunder is a minor or is incompetent by reason of physical or mental disability, the Committee shall have the power to cause the payments becoming due such person to be made to another for the benefit of such minor or incompetent, without the Committee or the Trustee being responsible to see to the application of such payment. To the extent permitted by ERISA, payments made pursuant to such power shall operate as a complete discharge of the Committee, the Trustee and the Employer.

   11.7   Impossibility of Diversion of Trust
Fund: Notwithstanding any provision herein to the contrary, no part of the corpus or the income of the Trust Fund shall ever be used for or diverted to purposes other than for the exclusive benefit of the Members or their Beneficiaries. No part of the Trust Fund shall ever directly or indirectly revert to any Employer.

   11.8 Evidence Furnished Conclusive: The Employer, the Committee and any person involved in the administration of the Plan or management of the Trust Fund shall be entitled to reply upon any certification, statement or representation made or evidence furnished by a Member or Beneficiary with respect to facts required to be determined under any of the provisions of the Plan, and shall not be liable on account of the payment of any monies or the doing of any act or failure to act in reliance thereon. Any such certification, statement, representation or evidence, upon being duly made or furnished, shall be conclusively binding upon such Member or Beneficiary but not upon the Employer or the Committee or any other person involved in the administration of the Plan or management of the Trust Fund. Nothing herein contained shall be construed to prevent any of such parties from contesting any such certification, statement, representation or evidence or to relieve the Member or Beneficiary from the duty of submitting satisfactory proof of such fact.

   11.9 Copy Available to Members: A copy of the Plan, and of any and all future amendments thereto, shall be provided to the Committee and shall be available to Members and, in the event of the death of a Member, to his Beneficiary for inspection at the offices of his Employer during the regular office hours of the Employer.

   11.10 Unclaimed Benefits: If at, after, or during the time when a benefit hereunder is payable to any Member, Beneficiary or other distributee, the Committee, upon request of the Trustee, or at its own instance, shall mail by registered or certified mail to such Member, Beneficiary or other distributee at his last known address a written demand for his then address or for satisfactory evidence of his continued life, or both, and if such Member, Beneficiary or distributee shall fail to furnish the same to the Committee within two (2) years from the mailing of such demand, then the Committee may, in its sole discretion, determine that such Member, Beneficiary or other distributee has forfeited his right to such benefit and may declare such benefit, or any unpaid portion thereof, terminated as if the death of the distributee (with no surviving Beneficiary) had occurred on the date of the last payment made thereon, or on the date such Member, Beneficiary or distributee first became entitled to receive benefit payments, whichever is later; provided, however, that such forfeited benefit shall be reinstated if a claim for the same is made by the Member, Beneficiary or other distributee at any time thereafter. Such reinstatement shall be made out of the Forfeitures for the Plan Year during which such claim was filed with the Committee (as provided in Section 4.8); and, if Forfeitures for the Plan Year are insufficient to reinstate such amounts, the Employer shall make the Minimum Contribution required under Section 4.2 hereof.

   11.11 Headings for Convenience Only: The headings and subheadings herein are inserted for convenience of reference only and are not to be used in construing this instrument or any provision thereof.

   11.12 Successors and Assigns: This agreement shall bind and inure to the benefit of the successors and assigns of the Employers.

   11.13  Plan Conditioned upon Internal Revenue Service
Approval: Anything in this Plan and the Trust Agreement to the contrary notwithstanding, if the Internal Revenue Service determines that this Plan and the Trust Agreement do not initially meet the requirements of the applicable provisions of the Code:

          (a) The Employer shall execute and deliver any agreement amending the Plan, and the Employer and Trustee shall execute and deliver any agreement amending the Trust Agreement so that they will meet such requirements, if they approve such amendment.

          (b)  If the Employer or Trustee notifies the
     other that it does not approve such amendment:

               (i)  This Plan and related Trust
          Agreement shall be cancelled and shall be null and void;

               (ii) The rights and interests of all
          Members hereunder shall be cancelled and terminated;

               (iii)     The Trustee shall terminate
          the Trust and all moneys and property then constituting the assets of the Trust Fund shall be returned to the Employer.

   11.14 Notices: All notices, statements and other communications from the Trustee or an Employer to an Employee, Member or designated Beneficiary required or permitted hereunder shall be deemed to have been given, furnished, delivered or transmitted, as the case may be, when delivered to (or when mailed by first-class mail, postage prepaid and addressed to) the Employee, Member or Beneficiary at his address last appearing on the books of such Employer.

          All notices, instructions and other communications from an Employee, Member or designated Beneficiary to the Company, Committee or Trustee required or permitted hereunder (including, without limitation, payroll deduction authorizations and changes and terminations thereof, investment and other elections, requests for withdrawal, and designations of Beneficiaries and revocations and changes thereof) shall be in the respective forms from time to time prescribed therefor by the Committee, shall be mailed by first-class mail or delivered to such location as shall be specified in regulations or upon the forms prescribed by the Committee, and shall be deemed to have been duly given and delivered upon receipt by the Company, Committee or Trustee, as the case may be, at such location.


                           ARTICLE XII

                   TOP-HEAVY PLAN REQUIREMENTS

   12.1 General Rule: For any Plan Year for which this Plan is a Top-Heavy Plan, as defined in Section 12.8, despite any other provisions of this Plan to the contrary, this Plan shall be subject to the provisions of this Article XII.

   12.2 Vesting Provisions: Each Member who has completed an Hour of Service after the Plan becomes top-heavy and while the Plan is top-heavy and who has completed the Vesting Service specified in the following table shall be vested in his account under this Plan at least as rapidly as is provided in the following schedule; except that the vesting provision set forth in Section 7.4 shall be used at any time in which it provides for more rapid vesting:

               Vesting Service               Vested Percentage

              Less than 2 years               0%
              2 but less than 3 years        20%
              3 but less than 4 years        40%
              4 but less than 5 years        60%
              5 but less than 6 years        80%
              6 years or more               100%

If an account becomes vested by reason of the application of the preceding schedule, it may not thereafter be forfeited by reason of re-employment after retirement pursuant to a suspension of benefits provision, by reason of withdrawal of any mandatory employee contributions to which employer contributions were keyed, or for any other reason. If the Plan subsequently ceases to be top-heavy, the preceding schedule shall continue to apply with respect to any Member who had at least three (3) years of service (as defined in Treasury Regulation
Section 1.411(a)-8T(b)(3)) as of the close of the last year that the Plan was top-heavy, except that each Member whose non-forfeitable percentage of his accrued benefit derived from Employer Contributions is determined under such amended schedule, and who has completed at least three (3) years of service with the Employer, may elect, during the election period, to have the non-forfeitable percentage of his accrued benefit derived from Employer Contributions determined without regard to such amendment if his non-forfeitable percentage under the Plan as amended is, at any time, less than such percentage determined without regard to such amendment. For all other Members, the non-forfeitable percentage of their accounts provided in the preceding schedule prior to the date the Plan ceases to be top-heavy shall not be reduced, but future increases in the non-forfeitable percentage shall be made only in accordance with
Section 7.4.

    12.3  Minimum Contribution Percentage:  Each Member who is
(i) a Non-Key Employee, as defined in Section 12.8 and
(ii) employed on the last day of the Plan Year will be entitled to have contributions and forfeitures (if applicable) allocated to his account of not less than three percent (3%) (the "Minimum Contribution Percentage") of the Member's Compensation. This Minimum Contribution Percentage shall be provided without taking Pre-Tax Contributions into account. A Non-Key Employee may not fail to receive a Minimum Contribution Percentage because of a failure to receive a specified minimum amount of compensation or a failure to make mandatory employee or elective contributions. This Minimum Contribution Percentage will be reduced for any Plan Year to the percentage at which Contributions (including Forfeitures if applicable) are made or are required to be made under the Plan for the Plan Year for the Key Employee for whom such percentage is the highest for such Plan Year. For this purpose, the percentage with respect to a Key Employee will be determined by dividing the Contributions (including Forfeitures if applicable) made for such Key Employee by his total compensation (as defined in Section 415 of the Code) not in excess of $222,220 for the Plan Year. Such amount will be adjusted in the same manner as the amount set forth in
Section 12.4 below.

          Contributions considered under the first paragraph of this Section 12.3 will include Employer Contributions under this Plan and under all other defined contribution plans required to be included in an Aggregation Group (as defined in Section 12.8 below), but will not include Employer contributions under any plan required to be included in such aggregation group if the plan enables a defined benefit plan required to be included in such group to meet the requirements of the Code prohibiting discrimination as to contributions in favor of employees who are officers, shareholders, or the highly compensated or prescribing the minimum participation standards. If the highest rate allocated to a Key Employee for a year in which the Plan is top-heavy is less than three percent (3%), amounts contributed as a result of a salary reduction agreement must be included in determining contributions made on behalf of Key Employees.

          Contributions considered under this Section will not include any contributions under the Social Security Act or any other federal or state law.

   12.4 Limitation on Compensation: The annual compensation of a Member taken into account under this Article XII and under
Section 1.10 for purposes of computing benefits under this Plan shall not exceed $150,000. Such amount shall be adjusted automatically for each Plan Year to the amount prescribed by the Secretary of the Treasury or his delegate pursuant to regulations for the calendar year in which such Plan Year commences.

   12.5 Limitation on Contributions: In the event that the Company, other Employer or an Affiliate (hereinafter in this Article collectively referred to as a "Considered Company") also maintains a defined benefit plan providing benefits on behalf of Members in this Plan, one of the two following provisions will apply:

          (a) If, for the Plan Year, this would not be a Top-Heavy Plan if "ninety percent (90%)" were substituted for "sixty percent (60%)" in Section 12.8, then the percentage of three percent (3%) used in
     Section 12.3 is changed to four percent (4%).

          (b)  If, for the Plan Year, this Plan would
     continue to be a Top-Heavy Plan if "ninety percent (90%)" were substituted for "sixty percent (60%)" in
     Section 12.8, then the denominator of both the defined contribution plan fraction and the defined benefit plan fraction shall be calculated as set forth in
     Section 5.3(III) for the Limitation Year ending in such Plan Year by substituting "one (1.0)" for "one and twenty-five hundredths (1.25)" in each place such figure appears. This subsection (b) will not apply for such Plan Year with respect to any individual for whom there are no (i) Employer contributions, forfeitures or voluntary non-deductible contributions allocated to such individual or (ii) accruals earned under the defined benefit plan. Furthermore, the transitional rule set forth in Section 415(e)(6)(B)(i) of the Code shall be applied by substituting "Forty-One Thousand Five Hundred Dollars ($41,500)" for "Fifty-One Thousand Eight Hundred Seventy-Five Dollars ($51,875)" where it appears therein.

   12.6 Coordination With Other Plans: In the event that another defined contribution or defined benefit plan maintained by a Considered Company provides contributions or benefits on behalf of Members in this Plan, such other plan shall be treated as a part of this Plan pursuant to principles prescribed by applicable U.S. Treasury Regulations or IRS rulings to determine whether this Plan satisfies the requirements of Sections 12.3,
12.4 and 12.5 and to avoid inappropriate omissions or inappropriate duplication. If a Member is covered both by a top-heavy defined benefit plan and a top-heavy defined contribution plan, a comparability analysis (as prescribed by Revenue Ruling 81-202 or any successor ruling) shall be performed in order to establish that the plans are providing benefits at least equal to the defined benefit minimum. If it becomes necessary to establish that the plans are providing benefits not less than the defined benefit minimum, the Employer or Company shall take appropriate action to cause an adjustment in either or both of benefits or contributions in order that such minimum benefits are provided.

   12.7   Distributions to Certain Key
Employees: Notwithstanding any other provision of this Plan to the contrary, the entire interest in this Plan of each Member who is a five-percent owner (as described in Section 416(i)(1)(A) of the Code determined with respect to the Plan Year ending in the calendar year in which such individual attains age 70 1/2) shall be distributed to such Member not later than the first day of April following the calendar year in which such individual attains age 70 1/2.

   12.8 Determination of Top-Heavy Status: The Plan will be a Top-Heavy Plan for any Plan Year if, as of the Determination Date, the aggregate of the accounts under the Plan (determined as of the Valuation Date) for Members (including former Members) who are Key Employees exceeds sixty percent (60%) of the aggregate of the accounts of all Members, excluding former Key Employees, or if this Plan is required to be in an Aggregation Group, any such Plan Year in which such Group is a Top-Heavy Group. In determining Top-Heavy status, if an individual has not performed one (1) Hour of Service for any Considered Company at any time during the five (5) year period ending on the Determination Date, any accrued benefit for such individual and the aggregate accounts of such individual shall not be taken into account.

          For purposes of this Section, the capitalized words have the following meanings:

          (a) "Aggregation Group" means the group of plans, if any, that includes both the group of plans required to be aggregated and the group of plans permitted to be aggregated. The group of plans required to be aggregated (the "required aggregation group") includes:

               (i)  Each plan of a Considered Company
          in which a Key Employee is a participant in the Plan Year containing the Determination
          Date, or any of the four (4) preceding Plan
          Years, and

               (ii) Each other plan, including
          collectively bargained plans, of a Considered
          Company which, during this period, enables a plan in which a Key Employee is a participant to meet the requirements of Section 401(a)(4) or 410 of the Code.

          The group of plans that are permitted to be aggregated (the "permissive aggregation group") includes the required aggregation group plus one or more plans of a Considered Company that are not part of the required aggregation group and that the Considered Company certifies as a plan within the permissive aggregation group. Such plan or plans may be added to the permissive aggregation group only if, after the addition, the aggregation group as a whole continues to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

          (b) "Determination Date" means for any Plan Year the last day of the immediately preceding Plan Year.

          (c)  "Key Employee" means any Employee or former
     Employee under this Plan who, at any time during the Plan Year in question or during any of the four preceding Plan Years, is or was one of the following:

               (i)  An officer of a Considered Company
          having an annual compensation greater than fifty percent (50%) of the amount in effect under Section 415(b)(1)(A) of the Code for any such Plan Year. Whether an individual is an officer shall be determined by the Considered Company on the basis of all the facts and circumstances, such as an individual's authority, duties, and term of office, not on the mere fact that the individual has the title of an officer. For any such Plan Year, officers considered to be Key Employees will be no more than the fewer of:

                    (A)  Fifty (50) employees; or

                    (B)  Ten percent (10%) of the
               employees or, if greater than ten
               percent (10%), three (3) employees.

          For this purpose, the highest paid officers shall be selected.

               (ii) One of the ten (10) Employees
          owning (or considered as owning, within the meaning of the constructive ownership rules of Section 416(i)(1)(B) of the Code) the largest interests in the Considered Company.
          An employee who has some ownership interest is considered to be one of the top ten (10) owners unless at least ten (10) other employees own a greater interest than that employee. However, an employee will not be considered a top ten (10) owner for a Plan
          Year if the employee earns less than the maximum dollar limitation on annual additions to a Member's account in a defined contribution plan under the Code, as in effect for the calendar year in which the Determination Date falls.

               (iii)     Any person who owns (or is
          considered as owning within the meaning of the constructive ownership rules of
          Section 416(i)(1)(B) of the Code) more than five percent (5%) of the outstanding stock of a Considered Company or stock possessing more than five percent (5%) of the combined voting power of all stock of the Considered Company.

               (iv) Any person who has an annual
          compensation from the Considered Company of more than One Hundred Fifty Thousand Dollars
          ($150,000) and who owns (or is considered as owning within the meaning of the constructive ownership rules of Section 416(i)(1)(B) of the Code) more than one percent (1%) of the outstanding stock of the Considered Company or stock possessing more than one percent
          (1%) of the total combined voting power of all stock of the Considered Company. For purposes of this subsection, compensation means all items includable as compensation for purposes of applying the limitations on annual additions to a Member's account in a defined contribution plan and the maximum benefit payable under a defined benefit plan under the Code.

     For purposes of this subsection (c), a Beneficiary of a Key Employee shall be treated as a Key Employee. For purposes of parts (iii) and (iv), each Considered Company is treated separately in determining ownership percentages; but all such Considered Companies shall be considered a single employer in determining the amount of compensation.

          (d) "Non-Key Employee" means any employee (and any Beneficiary of an employee) who is not a Key
     Employee.

          (e)  "Top-Heavy Group" means the Aggregation
     Group, if as of the applicable Determination Date, the sum of the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in the Aggregation Group plus the aggregate of the accounts of Key Employees under all defined contribution plans included in the Aggregation Group exceeds sixty percent (60%) of the sum of the present value of the cumulative accrued benefits for all employees, excluding former Key Employees as provided in paragraph (i) below, under all such defined benefit plans plus the aggregate accounts for all employees, excluding former Key Employees as provided in paragraph (i) below, under all such defined contribution plans. In determining Top-Heavy status, if an individual has not performed one (1) Hour of Service for any Considered Company at any time during the five (5) year period ending on the Determination Date, any accrued benefit for such individual and the aggregate accounts of such individual shall not be taken into account. If the Aggregation Group that is a Top-Heavy Group is a required aggregation group, each plan in the group will be a Top-Heavy Plan. If the Aggregation Group that is a Top-Heavy Group is a permissive aggregation group, only those plans that are part of the required aggregation group will be treated as Top-Heavy Plans. If the Aggregation Group is not a Top-Heavy Group, no plan within such group will be a Top-Heavy Plan.

     In determining whether this Plan constitutes a Top-Heavy Plan, the Committee (or its agent) will make the following adjustments:

          (f) When more than one plan is aggregated, the Committee shall determine separately for each plan as of each plan's Determination Date the present value of the accrued benefits (for this purpose using the actuarial assumptions set forth in the applicable plan or account balance). The results shall then be aggregated by adding the results of each plan as of the Determination Dates for such plans that fall within the same calendar year.

          (g)  In determining the present value of the
     cumulative accrued benefit (for this purpose using the actuarial assumptions set forth in the applicable pension plan) or the amount of the account of any employee, such present value or account will include the amount in dollar value of the aggregate distributions made to such employee under the applicable plan during the five (5) year period ending on the Determination Date unless reflected in the value of the accrued benefit or account balance as of the most recent Valuation Date. The amounts will include distributions to employees representing the entire amount credited to their accounts under the applicable plan.

          (h) Further, in making such determination, such present value or such account shall include any rollover contribution (or similar transfer), as follows:

               (i)  If the rollover contribution (or
          similar transfer) is initiated by the
          employee and made to or from a plan
          maintained by another Considered Company, the plan providing the distribution shall include such distribution in the present value of such account; the plan accepting the distribution shall not include such distribution in the present value of such account if the plan accepted it after December 31, 1983.

               (ii) If the rollover contribution (or
          similar transfer) is not initiated by the employee or made from a plan maintained by another Considered Company, the plan accepting the distribution shall include such distribution in the present value of such account, whether the plan accepted the distribution before or after December 31, 1983; the plan making the distribution shall not include the distribution in the present value of such account.

          (i) In any case where an individual is a Non-Key Employee with respect to an applicable plan but was a Key Employee with respect to such plan for any prior Plan Year, any accrued benefit and any account of such employee shall be altogether disregarded. For this purpose, to the extent that a Key Employee is deemed to be a Key Employee if he or she met the definition of Key Employee within any of the four preceding Plan Years, this provision shall apply following the end of such period of time.

          (j) "Valuation Date" means, for purposes for determining the present value of an accrued benefit as of the Determination Date, the date determined as of the most recent valuation date which is within a twelve
     (12) month period ending on the Determination Date.
     For the first plan year of a plan, the accrued benefit for a current employee shall be determined either
     (i) as if the individual terminated service as of the Determination Date or (ii) as if the individual terminated service as of the valuation date, but taking into account the estimated accrued benefit as of the Determination Date. The Valuation Date shall be determined in accordance with the principles set forth in Q&A T-25 of Treasury Regulations Section 1.416-1.

          (k) For purposes of this Article, "Compensation" shall have the meaning given to it in
     Section 5.3(IV)(5) of the Plan.


                          ARTICLE XIII

                    TESTING OF CONTRIBUTIONS


     13.1 Definitions: For purposes of this Article XIII, the capitalized words have the following meanings:

          (a)  "Compensation" shall have the meaning
       given to it in Section 5.3(IV)(5) of the Plan.

          (b)  "Employer Matching Contributions" shall
       mean the amounts contributed to the Trust Fund by the Employer pursuant to Section 4.2.

          (c) "Family Member" shall mean the spouse and the lineal ascendants and descendants (and spouses of such ascendants and descendants) of any Employee or former Employee.

          (d) "Highly Compensated Employee" shall mean any Employee and any employee of an Affiliate who is a highly compensated employee under
       Section 414(q) of the Code, including any Employee and any employee of an Affiliate who, during the current Plan Year or prior Plan Year:

               (i)  was at any time a five percent (5%)
          owner; or

               (ii) received Compensation (as defined
          in Section 5.3(IV)(5)) in excess of $75,000
          (or such other amount as determined by the Secretary of the Treasury which reflects cost-of-living increases in accordance with the provisions of Code Section 414(q)(1)); or

               (iii)     received Compensation (as
          defined in Section 5.3(IV)(5)) in excess of $50,000 (or such other amount as determined by the Secretary of the Treasury which reflects cost-of-living increases in accordance with the provisions of Code
          Section 414(q)(1)) and was in the "top-paid group" (the top twenty percent (20%) of payroll excluding Employees described in Code
          Section 414(q)(8) and applicable regulations) for the Plan Year; or

               (iv) was an officer receiving
          Compensation (as defined in
          Section 5.3(IV)(5)) exceeding one hundred fifty percent (150%) of the defined contribution plan dollar limit in
          Section 5.3(IV)(4)(A).  The number of
          officers shall be limited to fifty (50)
          employees (or, if lesser, the greater of three (3) employees or ten percent (10%) of the employees).

          For purposes of determining whether an
       individual is a Highly Compensated Employee for the current Plan Year, an Employee who meets the definition of Highly Compensated Employee set forth in Section 13.1(d) above by virtue of subparagraph (ii), (iii) or (iv) for the current
       Plan Year (but not for the prior Plan Year) shall not be treated as a Highly Compensated Employee unless such individual is a member of the group consisting of the one hundred (100) individuals who were paid the greatest compensation (as defined in Section 5.3(IV)(5)).

          A former Employee shall be treated as a Highly
       Compensated Employee if (1) such former Employee was a Highly Compensated Employee when he separated from Service or (2) such former Employee was a Highly Compensated Employee in Service at any time after attaining age 55. Any former
       Employee who separated from Service before January 1, 1987 will be treated as a Highly
       Compensated Employee only if the former Employee was a five percent (5%) owner or received
       Compensation (as defined in Section 5.3(IV)(5)) in excess of $50,000 during (i) the Employee's separation year (or the year preceding such separation year) or (ii) any year ending on or after the former Employee's fifty-fifth (55th) birthday (or the last year ending before his fifty-fifth (55th) birthday).

          (e)  "Pre-Tax Contributions" shall mean the
       amounts contributed to the Trust Fund out of a Member's Compensation pursuant to Section 4.1.

     13.2      Actual Deferral Percentage:  The Actual Deferral
Percentage for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group) of:

          (a)  The amount of Pre-Tax Contributions
       actually paid to the Plan on behalf of each such Employee for such Plan Year which relate to Compensation that either would have been received by the Employee in such Plan Year (but for the deferral election) or are attributable to services performed by the Employee in the Plan Year and would have been received by the Employee within two and one-half (2 1/2) months after the close of the Plan Year (but for the deferral election), over

          (b)  The Employee's Compensation for such Plan
       Year.

The individual ratios and Actual Deferral Percentages shall be calculated to the nearest one-hundredth (1/100) of one percent
(1%) of an Employee's Compensation.

     13.3      Actual Deferral Percentage Limits:  The Actual
Deferral Percentage for the eligible Highly Compensated Employees for any Plan Year shall not exceed the greater of (a) or (b), as follows:

          (a)  The Actual Deferral Percentage of
       Compensation for the eligible non-Highly
       Compensated Employees times 1.25, or

          (b)  The lesser of (i) the Actual Deferral
       Percentage of Compensation for the eligible non-Highly Compensated Employees times 2.0 or
       (ii) the Actual Deferral Percentage of
       Compensation for the eligible non-Highly
       Compensated Employees plus two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

          In determining the Actual Deferral Percentage of an Employee who is a five percent (5%) owner or one of the ten (10) most Highly Compensated Employees and who has a Family Member who is an Employee, any remuneration paid to the Family Member for services rendered to an Employer or an Affiliate and any contributions made on behalf of or by such Family Member shall be attributed to such Highly Compensated Employee. Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the Actual Deferral Percentage both for Members who are non-Highly Compensated Employees and for Members who are Highly Compensated Employees.

          The Actual Deferral Percentage for any Highly Compensated Employee who is eligible to have deferred contributions allocated to his account under one or more plans described in Section 401(k) of the Code that are maintained by an Employer or an Affiliate in addition to this Plan shall be determined as if all such contributions were made to this Plan. For purposes of determining whether the Actual Deferral Percentage limits of Section 13.3 are satisfied, all Pre-Tax Contributions that are made under two or more plans that are aggregated for purposes of Code Section 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan, and if two or more plans are permissively aggregated for purposes of Code Section 401(k), the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan.

     13.4 Reduction of Pre-Tax Contribution Rates by Leveling Method: If on the basis of the Pre-Tax Contribution rates elected by Members for any Plan Year, the Committee determines, in its sole discretion, that neither of the tests contained in (a) or (b) of Section 13.3 will be satisfied, the Committee may reduce the Pre-Tax Contribution rate of any Member who is among the eligible Highly Compensated Employees to the extent necessary to reduce the overall Actual Deferral Percentage for eligible Highly Compensated Employees to a level which will satisfy either (a) or (b) of Section 13.3. The reductions in Pre-Tax Contribution rates shall be made in a manner so that the Actual Deferral Percentage of the affected Members who elected the highest Actual Deferral Percentage shall be first lowered to the level of the affected Members who elected the next to the highest Actual Deferral Percentage. If further overall reductions are required to achieve compliance with (a) or (b) of
Section 13.3, both of the above-described groups of Members will be lowered to the level of Members with the next highest Actual Deferral Percentage, and so on, until sufficient total reductions in Pre-Tax Contribution rates have occurred to achieve compliance with (a) or (b) of Section 13.3. To the extent practicable, the Committee shall prospectively limit a Member's Pre-Tax Contribution rate for the remainder of any Plan Year in which the Committee determines, based on the Pre-Tax Contribution rates elected by Members, that neither of the tests contained in
Section 13.3 will be satisfied, and such Member may elect to receive a distribution as of the end of the Plan Year of any such excess Pre-Tax Contributions.

     13.5 Increase in Pre-Tax Contribution Rates: If a Member's Pre-Tax Contribution rate is reduced below the level necessary to satisfy either (a) or (b) of Section 13.3 for the Plan Year, such Member may be eligible to increase his Pre-Tax Contribution rate for the remainder of the Plan Year to a level not in excess of that level which will satisfy the greater of (a) or (b) of Section 13.3. Such an increase in the Pre-Tax Contribution rate shall be made by Members on a uniform and non-discriminatory basis, pursuant to such rules and procedures as the Committee may prescribe.

     13.6 Excess Pre-Tax Contributions: As soon as possible following the end of the Plan Year, the Committee shall determine whether either of the tests contained in Section 13.3 was satisfied as of the end of the Plan Year, and any excess Pre-Tax Contributions, plus any income and minus any loss attributable thereto, of those Members who are among the Highly Compensated Employees shall be distributed to the affected Members.

          The amount of any excess Pre-Tax Contributions to be distributed to a Member shall be reduced by Excess Deferrals previously distributed to him pursuant to Section 4.1 for the taxable year ending in the same Plan Year. All excess Pre-Tax Contributions to be distributed to Members shall be returned to the Members no later than the last day of the following Plan Year. The excess Pre-Tax Contributions, if any, of each Member who is among the Highly Compensated Employees shall be determined by computing the maximum Actual Deferral Percentage which each such Member may defer under (a) or (b) of Section 13.3 and then reducing the Actual Deferral Percentage of some or all of such Members who elected an Actual Deferral Percentage in excess of such maximum by an amount of sufficient size to reduce the overall Actual Deferral Percentage for eligible Members who are among the Highly Compensated Employees to a level which satisfies either (a) or (b) of Section 13.3. The excess Pre-Tax Contributions, if any, of each Member shall be determined in such a manner that the Actual Deferral Percentage of such Members who elected the highest Actual Deferral Percentage shall be first lowered to the level of such Members who elected the next to the highest Actual Deferral Percentage. If further overall reductions are required to achieve compliance with (a) or (b) of
Section 13.3, both of the above-described groups of Members will be lowered to the level of Members with the next highest Actual Deferral Percentages, and so on, until sufficient total reductions have occurred to achieve compliance with (a) or (b) of
Section 13.3.

          The income or loss attributable to the Member's excess Pre-Tax Contributions for the Plan Year shall be determined by multiplying the income or loss attributable to the Member's Pre-Tax Contribution Account balance for the Plan Year by a fraction, the numerator of which is the excess Pre-Tax Contribution and the denominator of which is the Member's total Pre-Tax Contribution Account balance. Excess Pre-Tax Contributions shall be treated as Annual Additions under
Section 5.3 of the Plan.

     13.7      Aggregation of Family Members in Determining the
Actual Deferral Ratio:

          (a) Calculation of Actual Deferral Ratios: If an eligible Highly Compensated Employee is subject to the family aggregation rules of
       Section 414(q)(6) of the Code because such Employee is either a five percent (5%) owner of one of the ten (10) most Highly Compensated
       Employees, the combined actual deferral ratio of this family group (which is treated as one Highly
       Compensated Employee) shall be determined by combining the Pre-Tax Contributions and the Compensation for all the eligible Family Members.

               Pre-Tax Contributions and Compensation of all Family Members are disregarded for purposes of determining the Actual Deferral Percentage for the group of non-Highly Compensated Employees, except to the extent taken into account in paragraph (a) above.

          (b)  Aggregation of Family Groups:  If an
       Employee is required to be aggregated as a Family
       Member of more than one family group, all eligible
       Employees who are Family Members of those groups which include that Employee are aggregated as one family group in accordance with paragraph (a) above.

          (c)  Excess Pre-Tax Contributions of Family
       Members: In the event that it becomes necessary to determine and correct the excess Pre-Tax
       Contributions of a Highly Compensated Employee whose actual deferral ratio is determined under the rules of Section 414(q)(6) of the Code and this Section 13.7, the actual deferral ratio calculated in paragraph (a) above shall be reduced using the leveling method set forth in
       Section 13.4 and the excess Pre-Tax Contributions to be distributed thereby shall be allocated among the Family Members in proportion to the Pre-Tax
       Contribution of each Family Member that is combined to determine the actual deferral ratio.

     13.8      Contribution Percentage:  The Contribution
Percentage for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group) of:

          (a) The Employer Matching Contributions paid under the Plan on behalf of each Employee for such Plan Year which are made on account of the Employee's Contributions for the Plan Year are allocated to the Employee's Employer Contribution
       Account during such Plan Year and are paid to the Trust no later than the end of the next following
       Plan Year, to

          (b)  The Employee's Compensation for such Plan
       Year.

To the extent permitted by the Code and applicable regulations, the Employer may elect to take into account, in computing the Contribution Percentage, Pre-Tax Contributions made under this Plan or any other plan of the Employer. A Member's Contribution Percentage shall be determined after determining the Member's Excess Deferrals, if any, pursuant to Section 4.1, and after determining the Member's excess Pre-Tax Contributions pursuant to
Section 13.6.

     13.9      Contribution Percentage Limits:  The Contribution
Percentage for the eligible Employees for any Plan Year who are Highly Compensated Employees shall not exceed the greater of (a) or (b), as follows:

          (a)  The Contribution Percentage for the
       eligible Employees who are not Highly Compensated
       Employees times 1.25, or

          (b)  The lesser of (i) the Contribution
       Percentage for the eligible Employees who are not Highly Compensated Employees times 2.0 or (ii) the
       Contribution Percentage for the eligible Employees who are not Highly Compensated Employees plus two
       (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated
       Employee.

In determining the Contribution Percentage of an Employee who is a five percent (5%) owner or one of the ten (10) most Highly Compensated Employees and who has a Family Member who is an Employee, any remuneration paid to the Family Member for services rendered to an Employer or to an Affiliate and any contributions made on behalf of or by such Family Member shall be attributed to such Highly Compensated Employee. Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the Contribution Percentage both for Members who are non-Highly Compensated Employees and for Members who are Highly Compensated Employees.

          The Contribution Percentage for any Highly Compensated Employee for any Plan Year who is eligible to have Matching Employer Contributions made on his behalf under one or more plans described in Section 401(a) of the Code that are maintained by an Employer or an Affiliate in addition to this Plan shall be determined as if all such contributions were made to this Plan.

          In the event that this Plan must be combined with one or more other plans in order to satisfy the requirements of Code
Section 410(b), then the Contribution Percentage shall be determined as if all such plans were a single plan.

     13.10     Treatment of Excess Employer Matching
Contributions: If neither of the tests described in (a) or (b) of Section 13.9 is satisfied, the excess Employer Matching Contributions, plus any income and minus any loss attributable thereto, shall be forfeited, or if not forfeitable, shall be distributed no later than the last day of the Plan Year following the Plan Year in which such excess Employer Matching Contributions were made. The income or loss attributable to the Member's excess Employer Matching Contributions for the Plan Year shall be determined by multiplying the income or loss attributable to the Member's Employer Contribution Account for the Plan Year by a fraction, the numerator of which is the excess Employer Matching Contribution, and the denominator of which is the Member's total Employer Contribution Account balance. Excess Employer Matching Contributions shall be treated as Annual Additions under Section 5.3 of the Plan.

          The excess Employer Matching Contributions, if any, of each Member who is among the Highly Compensated Employees shall be determined by computing the maximum Contribution Percentage under (a) or (b) of Section 13.9 and then reducing the Contribution Percentage of some or all of such Members whose Contribution Percentage exceeds the maximum by an amount of sufficient size to reduce the overall Contribution Percentage for eligible Members who are among the Highly Compensated Employees to a level which satisfies either (a) or (b) of Section 13.9.
The excess Employer Matching Contributions, if any, of each Member shall be determined in such a manner that the Contribution Percentage of such Members who have the highest actual contribution ratio under Section 13.8 shall be first lowered to the level of such Members with the next to the highest actual contribution ratio under Section 13.8. If further overall reductions are required to achieve compliance with (a) or (b) of
Section 13.9, both of the above-described groups of Members will be lowered to the level of Members with the next highest actual contribution ratio under Section 13.8, and so on, until sufficient total reductions have occurred to achieve compliance with (a) or (b) of Section 13.9. For each Member who is a Highly Compensated Employee, the amount of excess Employer Matching Contributions is equal to the total Employer Matching Contributions on behalf of the Member (determined prior to the application of this paragraph) minus the amount determined by multiplying the Member's actual contribution ratio (determined after application of this paragraph) by his Compensation used in determining such ratio. For Plan Years which begin after 1988, the individual ratios and Contribution Percentages shall be calculated to the nearest one-hundredth (1/100) of one percent (1%) of the Employee's Compensation, as such term is used in paragraph (b) of Section 13.9.

     13.11     Aggregation of Family Members in Determining the
Actual Contribution Ratio:

          (a)  Calculation of Actual Contribution
       Ratio: If an eligible Highly Compensated Employee is subject to the family aggregation rules of
       Section 414(q)(6) of the Code because such Employee is either a five percent (5%) owner or one of the ten (10) most Highly Compensated
       Employees, the combined actual contribution ratio for the family group (which is treated as one
       Highly Compensated Employee) shall be determined by combining the Employer Matching Contributions and Compensation of all the eligible Family
       Members.

               The Employer Matching Contributions and
       Compensation of all Family Members are disregarded for purposes of determining the Contribution
       Percentage for the group of Highly Compensated
       Employees, and the group of non-Highly Compensated
       Employees except to the extent taken into account in paragraph (a) of this Section.

          (b)  Aggregation of Family Groups:  If an
       Employee is required to be aggregated as a Family
       Member of more than one family group, all eligible
       Employees or Family Members of those groups that include the Employee shall be aggregated as one family group in accordance with paragraph (a) above.

          (c)  Excess Employer Matching Contributions of
       Family Members: In the event that it becomes necessary to determine and correct the excess
       Employer Matching Contributions of a Highly
       Compensated Employee whose actual contribution ratio is determined under the rules of Code
       Section 414(q)(6) and this Section 13.11, the actual contribution ratio shall be reduced as required under Section 13.10 and the excess
       Employer Matching Contributions to be forfeited or distributed thereby should be allocated among the Family Members in proportion to the Employer
       Matching Contributions of each Family Member that are combined to determine the actual contribution ratio.

          IN WITNESS WHEREOF, Purolator Products Company has caused these presents to be executed by its duly authorized officers in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy thereof, this 13th day of April 1994.

                              PUROLATOR PRODUCTS COMPANY



                              By:/s/Roman Boruta
                                 Roman Boruta
                                 Chairman, President and
                                 Chief Executive Officer
ATTEST:


Secretary

[SEAL]

                   PUROLATOR PRODUCTS COMPANY
               EMPLOYEES' RETIREMENT SAVINGS PLAN




                         First Amendment
                             to the
                         January 1, 1994
                    Amendment and Restatement




          Facet Enterprises, Inc., a Delaware Corporation and predecessor to Purolator Products Company (the "Company"), established the Facet Enterprises, Inc. Salaried Employees' Savings Plan, effective April 1, 1976 (the "Initial Plan"), for the benefit of its eligible employees.

          The Initial Plan, as amended, was amended and restated effective October 1, 1987 in order: (i) to reflect the sale of the Company to Pennzoil Company, a Delaware corporation; (ii) to reflect changes required by the Tax Reform Act of 1986; and
(iii) to incorporate all of the previous amendments to the Initial Plan.

          Effective October 1, 1991, the Initial Plan was amended, renamed, and restated in the form of the Purolator Products Company Employees' Retirement Savings Plan (the "Prior Plan"): (i) to incorporate some of the announced plan changes;
(ii) to comply with the provisions of the Tax Reform Act of 1986; and (iii) to make certain other changes.

          Effective as of January 1, 1994, the Board of Directors of the Company authorized the amendment, restatement and continuation of the Prior Plan, as amended and in effect on December 31, 1993, in the form of the Purolator Products Company Employees' Retirement Savings Plan (the "Plan"), to incorporate certain announced plan changes.

          Effective as of November 4, 1994, Mark IV Acquisition Corp. ("Acquisition Corp."), a Delaware corporation and a wholly-owned subsidiary of Mark IV Industries, Inc. ("Mark IV"), acquired substantially all of the authorized, issued and outstanding capital stock of the Company pursuant to the terms of an Agreement and Plan of Merger dated as of October 3, 1994, between Acquisition Corp., Mark IV and the Company (the "Merger Agreement"). Pursuant to the terms of the Merger Agreement, Acquisition Corp. is to be merged with and into the Company and, upon the effective date of such merger (such effective date being hereinafter referred to as the "Merger Date"), all the issued and outstanding common stock of the Company will be converted into a right to receive cash in an amount equal to $25.00 per share.

          Under the terms of the Plan, Employer Matching Contributions made to the Accounts of Eligible Members are to be invested in common stock of the Company. In addition, Plan Members are permitted to direct that their Pre-Tax Contributions, and the balances of their Pre-Tax Contribution, After-Tax Contribution, and Rollover Accounts will be invested in common stock of the Company. As a result of the merger of Acquisition Corp. and the Company and the conversion of all outstanding common stock of the Company to a right to receive cash, the investment of Plan assets in common stock of the Company is no longer possible.

          The Company desires to continue to provide Plan
Members the opportunity to share in the appreciation in value of the common stock of the publicly traded corporation for whom the services of such Plan Members are provided after the Merger
Date.

          Accordingly, the Board of Directors of the Company has authorized the amendment of the Plan: (i) to provide for the investment of Employer Matching Contributions made after the Merger Date in common stock of Mark IV; (ii) to provide for the investment of amounts attributable to Employer Matching Contributions made prior to the Merger Date in common stock of Mark IV; (iii) to allow Members to direct that up to twenty percent (20%) of their Pre-Tax Contributions made after the Merger Date will be invested in the common stock of Mark IV; and
(iv) to allow Members to direct that up to twenty percent (20%) of the aggregate balances of their Pre-Tax Contribution, After-Tax Contribution and Rollover Accounts determined as of the Merger Date will be invested in the common stock of Mark IV.

          NOW, THEREFORE, in order to effect an amendment of the Plan which will effect the changes to the terms of the Plan described above, the Company hereby adopts the following effective as of the Merger Date:

          1. The first sentence of Section 4.2 of the Plan is hereby amended to read as follows:

          "4.2 Employer Matching Contributions: For each Plan Year, each Employer shall make a Matching Contribution, in common stock, par value $.01 per share of Mark IV Industries, Inc. ("Mark IV Stock") or in cash, to the Trust Fund on behalf of its Eligible Members in an amount equal to seventy-five percent
          (75%) of the first eight percent (8%) of the total Pre-Tax Contributions elected or contributed by its Eligible Members during such Plan Year."

          2. The first sentence of Section 5.5 of the Plan is hereby amended to read as follows:

          "5.5 Recognition of Different Investment
          Funds: The Committee shall establish, in addition to the Mark IV Stock Fund, at least three (3) Investment Funds, and each Member shall direct, within the limitations set forth in Section 9.3, what portion of the balance in his Accounts shall be deposited in each Investment Fund."

          3. The first paragraph of Section 9.2 of the Plan is hereby amended to read as follows:

          "9.2 Investment Funds: The Trustee shall divide the Trust Fund into four (4) or more separate investment funds (hereinafter
          "Investment Funds") which shall be selected by the Committee for the investment of assets held in the Trust Fund pursuant to the terms of this Plan. Notwithstanding the foregoing, the Investment Funds selected by the Committee shall include a Mark IV Stock
          Fund, a Short Term Investment Fund and a
          Pennzoil Stock Fund, all more particularly described as follows:"

          4. Section 9.2(b) of the Plan is hereby amended to read as follows:

          "(b) Mark IV Stock Fund (Fund P), shall
          consist solely of common stock, par value
          $.01 per share of Mark IV Industries, Inc., a Delaware corporation which owns, indirectly, all the issued and outstanding common stock of the Company."

          5. Section 9.3 of the Plan is hereby amended to read as follows:

          "9.3 (a) Investment Directions of Members:
          By written notice to the Committee in the manner prescribed by it, each Member may direct that his or her Pre-Tax Contributions made after the effective date of the merger of Mark IV Acquisition Corp. with and into the Company (hereinafter the "Merger Date") together with any earnings and accretions thereon, be invested in such percentages (in five percent (5%) increments) as he or she may designate among the Investment Funds specified by the Committee, provided, however, that a Member may not direct that more than twenty percent (20%) of his or her Pre-Tax Contributions made after the Merger
          Date is to be invested in the Mark IV Stock
          Fund.

          Any Rollover Account transferred to the Plan by a Member after the Merger Date shall be invested pursuant to a Member's then-current investment directions for his Pre-Tax
          Contributions.  If a Member is not making
          Pre-Tax Contributions as of the effective date of transfer of his or her Rollover
          Amount to the Plan, the Member must make a special investment election for the investment of his or her Rollover Amount and the twenty percent (20%) limit on the investment of Pre-Tax Contributions in the Mark IV Stock Fund shall apply to the investment of such Rollover Amount.

          Any Member's direction to invest in Fund S shall be governed by the provisions of
          Section 9.2(c) until the direction is
          changed by the Member. To the extent that a Member fails to direct the manner of investing his Pre-Tax Contributions and/or
          Rollover Amount(s) as provided herein, and, to the extent that a Member has directed that his Pre-Tax
Contributions and/or Rollover Amounts be invested in common stock of the Company and the Member does not change such investment direction in writing, such
          Member shall be deemed to have elected to invest only in Fund A.

          If a Member makes a loan from his
          Account(s), as provided in Section 6.6, the amount of his outstanding loan balance and any interest accrued thereon shall be maintained in a separate Loan Account Fund for each Member. Loan proceeds shall be invested pursuant to the provisions of
          Section 6.6(g).

          (b)  Investment of Pre-Tax Contributions,
          Rollover Contributions and After-Tax
          Contribution Accounts determined as of the Merger Date. By written notice to the Committee in the manner prescribed by it, each Member with a Pre-Tax Contribution
          Account, Rollover Account or After-Tax
          Contribution Account as of the Merger Date
          (each such Account to be referred to as an "Existing Account") shall direct the manner in which amount of each such Existing
          Accounts is to be invested among the
          Investment Funds selected by the Committee in such percentages (in five percent (5%) increments) as he or she may designate provided, however, that a Member shall not be permitted to direct that more than twenty percent (20%) of the amount held in any such Existing Account as of the Merger Date will be invested in the Mark IV Stock Fund. In the event that any portion of any Member's Existing Account is attributable to an investment in common stock of the Company and such Member does not give directions to the Committee as to the manner in which such portion of the Member's Existing Accounts is to be invested, the portion of such Member's Existing Accounts which is attributable to an investment in common stock of the Company shall, unless otherwise directed by the Member in writing, be invested in Fund A.

          (c)  Investment of Employer Matching
          Contributions. Pursuant to the terms of an Agreement and Plan of Merger dated as of October 3, 1994 and made by and between Mark
          IV Acquisition Corp., Mark IV Industries,
          Inc. and the Company, on the Merger Date, all the issued and outstanding common stock of the Company will be converted to a right to receive cash in an amount equal to $25.00 per share. Accordingly, effective on the Merger Date, any Matching Contributions held under the terms of the Plan for the benefit of any Member and attributable to the portion of such Matching Contributions which was invested in common stock of the Company shall be invested by the Trustee in Fund P.
          In addition, any Employer Matching
          Contributions made on behalf of each Member on or after the Merger Date shall be invested solely in the Fund P."

          6. The first sentence of Section 9.4 of the Plan is hereby amended to read as follows:

          "9.4 Change of Investment Directors.
          Subject to the limitations on the investment by a Member in the Mark IV Stock Fund as contained in Section 9.3 hereof, each Member may, in accordance with procedures established by the Committee, direct that the investment of his future Pre-Tax
          Contributions or existing Pre-Tax
          Contributions, After-Tax Contribution and
          Rollover Account Balances, in the aggregate, be changed among the various authorized
          Investment Funds available under Section
          9.3."

          7. Section 9.8(a) of the Plan is hereby amended to read as follows:

          "(a) Purchase and Sale:  The shares of Mark
          IV Stock from time to time required to be purchased for the purposes of the Plan shall be purchased by the Trustee from such source and in such manner, as may be directed by the Committee, in writing, or, in the absence of such written direction, from such source and in such manner, as the Trustee, in its sole discretion, may determine. Any shares of Mark IV Stock required, from time to time, to be purchased for purposes of the Plan may, subject to the provisions of the preceding sentence, be purchased by the Trustee in the open market or from Mark IV
          Industries, Inc. or the Company and may be either treasury stock or newly issued stock, and shall be purchased at a price per share not in excess of the mean between the highest and lowest sales price per share of Mark IV Stock as reported by the New
          York Stock Exchange on the day immediately preceding such purchase or, if there shall have been no such sales so reported on that date, on the last preceding date on which such a sale was so reported.

          The shares of Pennzoil Stock and Mark IV
          Stock held by the Trustee under the Plan shall be registered in the name of the Trustee or its nominee, but shall not be voted by the Trustee or such nominee except as provided in this Section 9.8.

          In the event that any option, right or
          warrant shall be received by the Trustee on Pennzoil Stock or Mark IV Stock, the Trustee shall sell the same, at public or private sale and at such price and upon such other terms as it may determine, and credit the proceeds thereof to the respective accounts of the Members, ratably in accordance with their interests therein, unless the Trustee shall determine that such option, right or warrant should be exercised, in which case the Trustee shall exercise the same upon such terms and conditions as it may determine.

          (b) Voting: The Trustee, itself or by its nominee, shall be entitled to vote, and shall vote, shares of Mark IV Stock and Pennzoil stock in the accounts of Members as follows:

          (i)  the Company shall adopt reasonable
          measures to notify the Member of the date and purposes of each meeting of stockholders of the Mark IV Industries, Inc. ("Mark IV") or of Pennzoil Company ("Pennzoil") at which holders of shares of Mark IV Stock or Pennzoil Stock (as applicable) shall be entitled to vote, and to request instructions from the Member to the Trustee as to the voting at such meeting of full shares of Mark IV Stock or Pennzoil Stock
          (as applicable) in the Account(s) of each Member, whether or not vested.

          (ii)  In each case, the Trustee, itself or
          by proxy, shall vote full shares of Mark IV
          Stock or Pennzoil Stock (as applicable) in such Account(s) of the Member in accordance with the confidential instructions of the Member.

          (iii) If, five (5) business days prior to the date of such meeting of stockholders of the Mark IV or the Pennzoil (as applicable), the Trustee shall not have received instructions from the Member with respect to the manner in which any shares of Mark IV
          Stock or Pennzoil Stock (as applicable) in such Account(s) of the Member are to be voted, the Trustee shall, vote such shares in the same proportion, for or against each issue submitted to the shareholders of Mark
          IV or Pennzoil (as applicable) for a vote, as the vote of the shares of Mark IV Stock or Pennzoil Stock (as applicable) held for the benefit of Members in the Plan with respect to which the Trustee has received written instructions from the Members as to the manner in which such shares of Mark IV
          Stock or Pennzoil Stock (as applicable) are to be voted."

          8. Section 9.9 of the Plan is hereby amended by substituting the words "Mark IV Stock" for the words "Company Stock" and by substituting the words "shareholders of Mark IV" for the words "shareholders of the Company" wherever they appear in such Section.

          9. Section 10.6 of the Plan is hereby amended to read as follows:

          "10.6 Liquidation and Distribution of Trust
          Fund Upon Termination:  In the event a
          complete or partial termination of the Plan with respect to any Employer shall occur, a separation of the Trust Fund with respect to the affected Members of such Employer shall be made as of the effective date of such termination of the Plan in accordance with the procedure set forth in section 10.2.
          Following separation of the Trust Fund with respect to the Members of any Employer as to whom the Plan has been terminated, the assets and properties of the Trust Fund so set apart, shall, except for Mark IV Stock and Pennzoil Stock, be reduced to cash as soon as may be expeditious under the circumstances. Any administration costs or expenses incurred incident to the final liquidation of such separate trust funds shall be paid by the Employer, except that in the case of bankruptcy or insolvency of such Employer any such costs shall be charged against the Trust Fund. Following such partial reduction of such Trust Fund to cash, the Accounts of the Members shall then be valued as provided in Sections 5.2 and
          5.4 and shall be fully vested, whereupon each such Member shall become entitled to receive the entire amount in his Account in cash and/or Mark IV Stock or Pennzoil Stock, as directed by the Member. The terminating
          Employer shall promptly advise the
          appropriate District Director or the
          Internal Revenue Service of such complete or partial termination. In the event of a complete termination of the Plan with respect to the Company, the provisions of this Section shall apply to all Members."

          IN WITNESS WHEREOF, Purolator Products Company has executed this Amendment as of the 17th day of November, 1994.


                              PUROLATOR PRODUCTS COMPANY


                              By: /s/Frederic L. Cook
                                  Frederic L. Cook
                                  Member of the Employees'
                                  Retirement Savings Plan
                                  Committee

      [LETTERHEAD OF LIPPES, SILVERSTEIN, MATHIAS & WEXLER]



November 17, 1994


Mark IV Industries, Inc.
501 John James Audubon Parkway
P.O. Box 810
Amherst, New York 14226-0810

Re:  Mark IV Industries, Inc.
     Registration Statement on Form S-8

Gentlemen:

We have acted as counsel for Mark IV Industries, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement of the Company on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, covering up to 700,000 shares of its common stock, par value $.01 per share (the "Shares") to be issued pursuant to the 1992 Stock Option Plan of Purolator Products Company, the 1994 Long-Term Incentive Plan of Purolator Products Company and the Purolator Products Company Employees' Retirement Savings Plan (collectively, the "Plans") as such Plans were amended and/or assumed by the Company in connection with an Agreement and Plan of Merger dated as of October 3, 1994 among Purolator Products Company, Mark IV Acquisition Corp. and the Company.

We have examined copies of the Certificate of Incorporation and By-Laws of the Company, each as amended to date, and the minutes of various meetings of the Board of Directors of the Company. We have examined the Registration Statement, the Plans and the original or reproduced or certified copies of such records of the Company, certificates of public officials, certificates of officers and representatives of the Company, and such other documents, papers, statutes and authorities all as we have deemed necessary to form the basis of the opinion hereinafter expressed. In such examinations, we have assumed the genuineness of signatures and the conformity to original documents of the documents supplied to us as copies thereof.

Based upon the foregoing, we are of the opinion that the Shares, when duly issued pursuant to the terms of the Plans, will be validly issued, fully paid and nonassessable.

We hereby consent to be named in the Registration Statement as the attorneys who have passed upon the legality of the securities being offered thereby, and to the filing of this opinion as an exhibit to the Registration Statement.


Very truly yours,


LIPPES, SILVERSTEIN, MATHIAS & WEXLER

                                                     EXHIBIT 23.1


            Consent of Independent Public Accountants


     We consent to the incorporation by reference in this Registration Statement of Mark IV Industries,
Inc. on Form S-8 of our report dated March 29, 1994, except as to the information presented in the first and second paragraphs of Note 13 and in the first paragraph of Note 14, for which the date is April 8, 1994, on our audits of the consolidated financial statements and financial statement schedules of Mark IV Industries, Inc. as of February 28, 1994 and 1993, and for each of the three fiscal years in the period ended February 28, 1994, which report is included in the Annual Report on Form 10-K, as amended by Form 10-K/A Amendment
No. 1 dated June 21, 1994.


             COOPERS & LYBRAND

Rochester New York
November 17, 1994

                                   EXHIBT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Mark IV Industries, Inc. Form S-8 dated November 17, 1994 of our report dated February 11, 1994 on the Purolator Products Company consolidated financial statements for the year ended December 31, 1993 included in the Mark IV Industries, Inc. Form 8-K dated November 2, 1994, our report dated May 31, 1994 included in the Purolator Products Company Employees' Retirement Savings Plan Form 11-K for the year ended December 31, 1993 and to all references to our Firm included in this registration statement.


                                   ARTHUR ANDERSEN LLP



Tulsa, Oklahoma
November 16, 1994